Exhibit 99.1

U.S. $25,000,000

TERM LOAN AGREEMENT

Dated as of February 7, 2006

Among

EVERLAST WORLD’S BOXING HEADQUARTERS CORPORATION

as Borrower and Guarantor

EVERLAST SPORTS MFG. CORP.

as Borrower and Guarantor

EVERLAST WORLDWIDE INC.

as Borrower and Guarantor

and

WELLS FARGO CENTURY, INC.

as Lender

__________________________________________________________________

TABLE OF CONTENTS

PAGE

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 . Certain Defined Terms.	1
Section 1.02 . Other Interpretive Provisions.	12
Section 1.03 . Accounting Terms.	12

ARTICLE 2

AMOUNTS AND TERMS OF THE LOAN

ARTICLE 3

CONDITIONS OF LENDING

Section 3.01 . Conditions Precedent to Closing.	18

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.01 . Representations and Warranties of the Borrowers.	22

ARTICLE 5

COVENANTS OF THE BORROWERS

Section 5.01 . Affirmative Covenants.	29
Section 5.02 . Negative Covenants.	34

ARTICLE 6

EVENTS OF DEFAULT

Section 6.01 . Events of Default.	37

i

ARTICLE 7

GUARANTY

ARTICLE 8

MISCELLANEOUS

ii

SCHEDULES

Schedule A	-	Lender Addresses
Schedule I	-	Subsidiaries
Schedule II	-	Existing Liens
Schedule III	-	Existing Debt
Schedule IV	-	Preferred Shareholders

EXHIBITS

Exhibit A	-	Note
Exhibit B	-	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP

APPENDICES

Appendix A	-	Additional Closing Documents

iii

TERM LOAN AGREEMENT, dated as of February 7, 2006, among Everlast World’s Boxing Headquarters Corporation, a corporation organized and existing under the laws of New York (“Boxing”), Everlast Sports Mfg. Corp., a corporation organized and existing under the laws of New York (“Sports”), Everlast Worldwide Inc., a corporation organized and existing under the laws of Delaware (“Everlast”) and Wells Fargo Century, Inc. (the “Lender”). Each of Everlast, Boxing and Sports is hereinafter referred to as a “Borrower”, and collectively, as the “Borrowers”.

The Borrowers have requested that the Lender make a senior secured term loan to the Borrowers, as co-obligors, in the aggregate principal amount of $25,000,000 for the purposes of the Borrowers specified herein, and the Lender is prepared to make such loan upon the terms and conditions set forth herein.

The term loan made by the Lender hereunder shall directly benefit each of the Borrowers and, accordingly, the Lender has requested and, in order to induce the Lender to make such term loans, each Borrower has agreed to guaranty the obligations of each other Borrower, as more specifically described herein.

Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accommodation Fee” has the meaning provided in Section 2.03.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

“Agreed Currency” has the meaning provided in Section 8.15.

“Agreement” means this Term Loan Agreement, as modified, supplemented, amended, restated (including any amendment and restatement thereof), extended, renewed, refinanced or replaced from time to time.

“Amended Bankruptcy Remote Certificate” means an Amended Certificate of Incorporation of Boxing in the form attached hereto as Exhibit C, providing for the appointment of the Independent Director, and providing, inter alia, that Boxing shall not, without the vote of the Independent Director (i) take or omit to take any action that would result in a violation of any term or provision of its Certificate of Incorporation, by laws or other organizational or governing document; (ii) cease the conduct of its business in the ordinary course, liquidate or dissolve; or (iii) institute proceedings to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition with respect to itself or consent to a petition with respect to itself seeking reorganization or relief under any applicable federal or state laws relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of Boxing or a substantial part of its properties, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action as a Borrower in furtherance of any such action.

“Bankruptcy Code” means the Federal Bankruptcy Code of 1978, Title 11 of the United States Code, as amended from time to time.

“Board of Governors” means Board of Governors of the U.S. Federal Reserve System (or any successor).

“Borrower” or “Borrowers” has the meaning provided in the preamble of this Agreement.

“Business Day” means a day of the year on which commercial banks are not required or authorized to close in New York City.

“Capital Expenditures” means all payments or accruals (including Capital Lease Obligations) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet.

“Capital Lease Obligation” means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

“Cash Collateral Accounts” means those certain deposit accounts of the Borrowers set forth on Exhibit D.

“Change of Control” shall be deemed to have occurred at such time as a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) (other than a “group” Controlled by Seth Horowitz) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of a Borrower or otherwise has the power to direct or cause the direction of the management or policies of a Borrower.

“Closing Date” means the earliest date on which both of the following shall have occurred: (i) the Borrowers and the Lender shall have executed and delivered counterparts of this

Agreement and (ii) the conditions precedent set forth in Section 3.01 shall have been, in the sole discretion of the Lender, satisfied and the Lender shall have so notified the Borrowers.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all the right, title and interest of the Borrowers in any and all of their respective assets, real, personal or mixed, including, without limitation, all accounts, accounts receivable, notes receivable, chattel paper, documents, securities (including Permitted Investments), deposit accounts, equipment, instruments, licenses and license rights, intellectual property, inventory, investment property (including all of its shares of capital stock in its subsidiaries), letter-of-credit rights, real estate, contract rights, litigation rights, general intangibles including tax refunds, claims, trade names, trademarks, patents, and copyrights and all other business assets, now existing or hereafter acquired, and all proceeds thereof, all as more fully defined in the Security Documents.

“Confidential Information” means any and all information that the Borrowers or any of their Subsidiaries or Affiliates furnishes to the Lender on a confidential basis by informing the recipient in writing that such information is confidential or marking such information as such, but does not include any such information that (i) is or becomes generally available to the public or (ii) is or becomes available to the Lender from a source other than the Borrowers or any of their Subsidiaries or Affiliates, unless such Person has actual knowledge that (a) such source is bound by a confidentiality agreement or (b) such information has been previously furnished to the Lender on a confidential basis.

“Contingent Obligation” means, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Debt, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as reasonably determined by the Lender.

“Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Debt” means, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Debt of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Debt has been assumed by such Person (provided that if the Person has not assumed or otherwise become liable in respect of such Debt, such Debt shall be deemed to be the lesser of (A) the amount of such Debt of such other Person and (B) an amount equal to the fair market value of the property to which such Lien relates as reasonably determined by the Lender), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all Derivative Obligations of such Person. Notwithstanding the foregoing, Debt shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

“Default” means any Event of Default and any event that, with notice or lapse of time or both, would constitute an Event of Default.

“Derivative Obligations” means, as to any Person, all payment obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, forward purchase, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

“Dollars” and “$” mean the lawful currency of the United States of America.

“EBITDA” means, for any period, the net income (loss) of Everlast and each of its Subsidiaries on a consolidated basis for such period, plus interest expense, income tax expense, amortization expense, depreciation expense, non-cash stock based compensation expense, non-cash expense in connection with the issuance of warrants and extraordinary or non-recurring non-cash losses and minus extraordinary or non-recurring non-cash gains, in each case, of Everlast and each of its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP to the extent included in the determination of such net income (loss).

“Environmental Laws” means any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“ERISA Affiliate” means any trade or business (whether or not incorporated), which, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 (m) or (o) of the Code.

“ERISA Event” means (i) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by any of the Borrowers, or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of or partial or incomplete withdrawal from any Plan; (v) the receipt by any of the Borrowers or any of their ERISA Affiliates from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (vi) the failure to make timely contributions to a Plan or a Multiemployer Plan as so required by the terms of such Plan or Multiemployer Plan or as required by law; (vii) the receipt by any of the Borrowers or any of their ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from any of the Borrowers or any of their ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (viii) the institution of a proceeding by a fiduciary of any Multiemployer Plan against any of the Borrowers or any of their ERISA Affiliates to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if any of the Borrowers or any of their ERISA Affiliates fail to timely provide security to the Plan in accordance with the provisions of such Sections.

“Evaluation Date” has the meaning provided in Section 4.01(i)

“Events of Default” has the meaning provided in Section 6.01.

“Excess Cash Payment” has the meaning provided in Section 2.06(e).

“Excess Cash Payment Account” has the meaning provided in Section 2.06(e).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Existing Indebtedness” has the meaning provided in Section 5.02(e)(ii).

“Everlast Consents” means any and all consents of licensees under any and all Everlast Licenses which are required to enable Everlast to assign all of its performance obligations under such Everlast Licenses to Boxing, each of which shall be in writing duly executed by the Licensee thereof.

“Everlast Licenses” means any and all licenses of Material Intellectual Property under which Everlast is the Licensor.

“Facility Documents” means, collectively, this Agreement, the Note, the Security Documents, the Subsidiary Guaranty, the Factoring Agreement and each other agreement or instrument executed or delivered in connection herewith or therewith.

“Factoring Agreement” means that certain Factoring Agreement between Everlast (or a predecessor thereof) and the Lender (or a predecessor thereof), dated August 21, 1992, as amended from time to time and as further amended by the Amended and Restated Factoring Agreement, dated as of the date hereof, between Everlast, Boxing, Sports and the Lender, in order, inter alia, to add Boxing and Sports as factoring clients thereon and to give effect to the provisions of this Agreement, including without limitations, the provisions of Section 6.01(s), and as the same may hereafter be amended from time to time.

“Fees” means all amounts payable pursuant to, or referred to in, Section 2.03 and the other Facility Documents.

“Fixed Charge Coverage EBITDA” means, for any period, the dollar amount of actual EBITDA of Everlast and its respective Subsidiaries on a consolidated basis for such period which shall render the Fixed Charge Coverage Ratio for the same period equal to 1.0 to 1.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of the following for Everlast and each of its respective Subsidiaries on a consolidated basis determined in accordance with GAAP: (a) EBITDA for such period less Capital Expenditures for such period which are not financed through the incurrence of any Debt, discretionary dividends, to the extent specifically permitted hereunder, paid to stockholders and taxes to the extent paid in cash during such period plus, with respect to the fiscal year ending December 31, 2006, any income tax refunds received in cash in such fiscal year related to Everlast’s fiscal 2005 consolidated tax return, to (b) the sum of (i) interest expense paid or accrued in respect of any Debt during such period, plus (ii) regularly scheduled payments of principal paid or that were required to be paid on any Debt during such period other than Excess Cash Payments, and (iii) mandatory dividends or other distributions paid to stockholders during such period.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governmental Authority” means any ministry, administrative department, agency, commission, bureau, board, regulatory authority, registry, instrumentality, corporation or other governmental body, entity, judicial or administrative body or court (including, without limitation, banking and taxing authorities) of, or owned or controlled by, as the case may be, the United States or any political subdivision of the foregoing.

“Guarantor” has the meaning provided in Section 7.01

“Guaranty” means the guaranty by each Borrower of the Obligations of the other Borrowers described in Article 7 hereof.

“Indemnified Party” has the meaning provided in Section 8.04(b).

“Indemnified Taxes” has the meaning provided in Section 2.09(a).

“Independent Director” means a director of Boxing, furnished by a service engaged in the service of providing independent directors for bankruptcy remote entities, satisfactory to the Lender in its sole and absolute discretion and who is not, and has not within the past five years been: (i) an officer, director, employee, partner, member, stockholder or beneficial-interest holder (either direct or indirect) of a Borrower or any of its stockholders; (ii) an officer, director, employee, partner, member, associate, stockholder or beneficial-interest holder of any Affiliate of a Borrower or any of its stockholders, unless the Affiliate is a publicly-held company and such Person owns publicly-traded stock and such stock represents less than 1% of the issued stock of the Affiliate; (iii) a customer or supplier of a Borrower or any Affiliate thereof; (iv) a trustee, conservator or receiver for any Affiliate of a Borrower; or (v) a spouse, parent, sibling or child of any Person described in (i), (ii) or (iii); provided, however, that a Person shall not be deemed to be a director of an Affiliate of a Borrower solely by reason of such Person being an Independent Director of a single purpose entity such as a Borrower that would otherwise be deemed to be an Affiliate because it is under common control with a Borrower (as distinguished from any such single purpose entity that is an Affiliate because it controls a Borrower), and any successor thereto.

“Initial Payment Date” has the meaning provided in Section 2.04(c).

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Jacques Moret License Agreements” means each of the License Agreement, dated January 1, 2005 between Everlast and Jacques Moret, Inc. and the License Agreement, dated January 1, 2006 between Everlast and Jacques Moret, Inc., as each such agreement may be amended from time to time.

“Judgment Currency” has the meaning provided in Section 8.15.

“Lender” has the meaning provided in the preamble of this Agreement.

“License in Good Standing” means a license of Material Intellectual Property which is not in default in the payment of amounts due or any other material obligation thereunder and with respect to which neither the licensee thereunder nor any Affiliate of such licensee (i) is in default under any other agreement with any Borrower or any Affiliate thereof, (ii) is insolvent, or (iii) has instituted or has had instituted against it any proceeding seeking to adjudicate it bankrupt or insolvent or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property or assets, and, in the case of any proceeding instituted against it, such proceeding shall remain undismissed or unstayed or a period of thirty (30) days.

“Licensee Group” means any group of two or more licensees of Material Intellectual Property which Licensees are Affiliates of each other.

“Licensing Revenue” has the meaning provided in Section 5.01(q)

“Lien” means any mortgage, pledge, hypothecation, assignment (fiduciary or otherwise), deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any such encumbrance arising out of or pursuant to any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any capital lease having substantially the same effect as any of the foregoing).

“Loan” has the meaning provided in Section 2.01(a).

“Margin Stock” means margin stock within the meaning of Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, condition (financial or otherwise), assets, results of operations or prospects of any Borrower, (ii) the legality, validity or enforceability of this Agreement or any other Facility Document, (iii) the ability of any Borrower to perform any of its obligations under any of the Facility Documents or (iv) the Collateral.

“Maturity Date” means the earlier of (a) the Scheduled Maturity Date, (b) the date the Loan becomes due and payable pursuant to Section 6.01, and (c) the date of indefeasible prepayment in full by the Borrowers of all Obligations in accordance with the provisions of Sections 2.06(a) or (b), and, if such date is not a Business Day, such date shall be extended to the next succeeding Business Day, and any such extension of such date shall in such case be included in the computation of payment of interest.

“Maximum Lawful Rate” has the meaning provided in Section 2.05(b).

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Material Intellectual Property” has the meaning provided in Section 4.01(aa).

“Measurement Period” has the meaning provided in Section 5.01(q).

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) of ERISA to which contributions have been made by any of the Borrowers or any of their ERISA Affiliates.

“Nadorf Notes” means the promissory notes in the aggregate face amount of $6,000,000 issued by Everlast to Ben Nadorf each of which is due December 14, 2008.

“Note” has the meaning provided in Section 2.02.

“Obligations” means all amounts owing to the Lender pursuant to the terms of this Agreement or any other Facility Document, including, without limitation, interest and other amounts which accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization any of the Borrowers (or would accrue but for the operation of applicable bankruptcy or insolvency laws). All Obligations shall be joint and several to the Borrowers.

“Other Taxes” has the meaning provided in Section 2.09(b).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Permitted Debt” has the meaning provided in Section 5.02(e)(iii).

“Permitted Encumbrances” means:

(a)            Liens for taxes, assessments, governmental charges or levies or statutory Liens for sums not yet due and being contested in good faith by appropriate proceedings and as to which appropriate reserves have been provided in accordance with GAAP; and

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and as to which appropriate reserves have been provided in accordance with GAAP; and

(c)            Liens pursuant to that certain agreement between Everlast Worldwide Inc., Everlast Sports Mfg. Corp, and Everlast Fitness Mfg. Corp., collectively as Borrower and GMAC Business Credit, LLC as Lender, dated October 7, 2002 for $3,350,000 related to the financing for the Moberly, Missouri facility, and

(d)           Liens pursuant to that certain note payable between Everlast Sports Mfg. Corp and Commerce bank dated June, 2005 for a certain tractor trailer.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Debt other than Permitted Debt.

“Permitted Investments” means (i) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, maturing in not more than 90 days from the date of acquisition thereof; (ii) certificates of deposit maturing in not more than 90 days from the date of acquisition issued by a bank or trust company organized under the laws of the United States of America or any state thereof which has capital, surplus and undivided profits of at least $25,000,000,000 and which is a subsidiary of a bank holding company which has commercial paper meeting the rating standard set forth in the following clause (iii); (iii) commercial paper rated A-1 or better by Standard & Poor’s Corporation or P-1 or better by Moody’s Investors Service, Inc., maturing in not more than 270 days from the date of creation thereof; and (iv) loans and advances made in the ordinary course of business to employees of any of the Borrowers or any of their respective Subsidiaries not exceeding $50,000 in the aggregate..

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrowers or any of their ERISA Affiliates are (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Preferred Shares” means the Series A Redeemable Participating Preferred Stock of Everlast.

“Redemption Transaction” has the meaning provided in Section 3.01(g).

“Redemption Transaction Documents” has the meaning provided in Section 3.01(i).

“Refinancing Debt” has the meaning provided in Section 5.02(e)(ii).

“Regulation U” means Regulation U issued by the Board of Governors, as from time to time amended.

“Regulation X” means Regulation X issued by the Board of Governors, as from time to time amended.

“Responsible Officer” of any of the Borrowers means its respective chief executive officer or chief financial officer (whether or not the Person performing such duties is so designated) or any designee thereof, and, any other Person notified by such Borrower to the Lender in writing.

“Requirement of Law” means as to any Person, the Certificate of Incorporation and by-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Scheduled Maturity Date” means December 31, 2009.

“SEC Reports” has the meaning provided in Section 4.01(g).

“Securities Accounts” means those certain securities accounts of the Borrowers set forth on Exhibit D.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Exchange Act” means the Securities Exchange Act or 1934, as amended from time to time.

“Security Agreement” means that certain Amended and Restated Security Agreement, dated on or around the date hereof, between the Borrowers, the Subsidiary Guarantors and the Lender, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Security Documents” means the Security Agreement and all other similar or related security documents hereafter delivered to the Lender granting, continuing or perfecting a Lien on the Collateral to secure the Obligations of the Borrowers hereunder, under the Note and/or under any other Facility Documents or to secure any guarantee of any such Obligations by the Subsidiary Guarantors or any other Person, including, without limitation any trademark security agreements, pledge agreements, trademark assignments for security, notices of assignment of account to account debtors and licensees and special powers of attorney.

“Stated Rate” has the meaning provided in Section 2.05(b).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Subsidiary Guarantors” means the direct and indirect Subsidiaries of Everlast executing its Subsidiary Guaranty.

“Subsidiary Guaranty” means the Guaranty issued by each of AAPG New Corp., Everlast Fitness Mfg. Corp., American Fitness Products, Inc. and Everlast Sports International, Inc. in favor of the Lender.

“Swap Agreement” means any “swap agreement” as defined in § 101(53B) of the Bankruptcy Code, or any successor provision.

“Taxes” has the meaning provided in Section 2.09(a).

“Term Loan Rate” has the meaning provided in Section 2.04(b).

“Wells Fargo Prime” means the rate of interest from time to time announced by Wells Fargo Bank, N.A. at its principal office as the highest prime, base or reference rate it charges to substantial and responsible corporate commercial borrowers, which rate is not tied to any external rate of interest or index and may or may not be the lowest or best rate of interest offered by Wells Fargo Bank, N.A. at any given time to any class of borrowers.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02. Other Interpretive Provisions.

(a)            The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and “subsection”, “Section”, “Article”, “Schedule” and “Exhibit” references are to this Agreement unless otherwise specified.

(c)            The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(d)           The term “including” is not limiting and means “including without limitation”.

(e)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(f)            Unless otherwise expressly provided herein, references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(g)           The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(h)           The words “properties” or “assets” refer to any right, title or interest in, to or under property or assets of any kind whatsoever, whether real, personal or mixed, and whether tangible or intangible.

Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with accounting principles consistent with GAAP.

ARTICLE 2

AMOUNTS AND TERMS OF THE LOAN

Section 2.01. The Loan.

(a)            Subject to and upon the terms and conditions set forth herein, the Lender agrees to make a term loan to each of the Borrowers, as co-obligors, jointly and severally, in Dollars, in the aggregate principal amount of $25,000,000 (the “Loan”) Each Borrower will receive a portion of the proceeds. The principal amount of the Loan allocated to each Borrower shall be as set forth below:

(i) Everlast	-	$900,000
(ii) Sports	-	$900,000
(iii) Boxing	-	$23,200,000

(b)           The Borrowers hereby authorize the Lender to apply any and all costs and expenses payable under Section 8.04(a) hereof and incurred on or prior to the Closing Date, as well as the Accommodation Fee, against the amount of the Loan and deduct such amounts from the Loan proceeds prior to making the Loan.

Section 2.02. The Note. Each Borrower’s obligation to repay the principal of, and interest on, the Loan shall be evidenced by, and repayable in accordance with the terms of, a promissory note, duly executed and delivered by each Borrower, as joint and several co-obligors thereon, in substantially the form of Exhibit A hereto (the “Note”), with blanks appropriately completed in conformity herewith. The Note shall (A) be payable to the order of the Lender and be dated the Closing Date, (B) be in a stated principal amount equal to the principal amount of the Loan, (C) mature on the Maturity Date, (D) bear interest as provided in Section 2.04, and (E) be entitled to the benefits of this Agreement and the other Facility Documents. Upon repayment in full of all amounts due under the Note, the Lender shall return it to the Borrowers.

Section 2.03. Accommodation Fee. Each Borrower agrees, jointly and severally, to pay to the Lender a fee (the “Accommodation Fee”), which shall be deemed earned in full and payable on the Closing Date, in Dollars, in the amount of $1,650,000.

Section 2.04. Payment of Principal and Interest.

(a)            Payment of Principal. The outstanding principal under the Loan shall be due and payable by the Borrowers, joint and several, as co-obligors, in fifteen (15) consecutive equal installments in the amount of $635,000, due on each consecutive April 30, July 31, October 31 and January 31, commencing with the first such payment which shall be due and payable on April 30, 2006, and a sixteenth and final installment, due on December 31, 2009, in the amount of $15,475,000 or, if different, the remaining principal balance on the Loan.

(b)           Interest Rate. The Borrowers, jointly and severally, as co-obligors, shall pay interest on the unpaid principal amount of the Loan, from and including the Closing Date until such principal amount shall be paid in full, at the rate equal to Wells Fargo Prime (as in effect from time to time) plus 1.00% (the “Term Loan Rate”). Interest shall be computed based on a year of 360 days and the actual days elapsed (including the first day but excluding the last day) in the period for which interest is payable.

(c)            Payment of Interest. Interest shall be payable on the outstanding balance of the Loan (i) in arrears for each calendar month on the last day of such calendar month commencing on February 28, 2006 (the “Initial Payment Date”), such first payment to include all interest due from and including the Closing Date through and including the Initial Payment Date, (ii) on the Maturity Date, and (iii) if any interest accrues or remains payable after the Maturity Date, upon demand by the Lender.

(d)           Default Interest. Notwithstanding the foregoing, if any Event of Default shall have occurred and be continuing, the Borrowers, jointly and severally as co-obligors, shall pay interest on the unpaid principal amount of the Loan, payable on demand, at a rate per annum equal to the Term Loan Rate increased by four percentage points (4%).

Section 2.05. Maximum Interest.

(a)            In no event shall the interest charged with respect to the Note or any other obligations of the Borrowers hereunder exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction.

(b)           Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable for the account of the Lender hereunder or under the Note (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged by the Lender (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable for the account of the Lender shall be equal to the Maximum Lawful Rate; provided that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, a Borrower shall, to the extent permitted by law, continue to pay interest for the account of the Lender at the Maximum Lawful Rate until such time as the total interest received by the Lender is equal to the total interest which the Lender would have received had the Stated

Rate (but for the operation of this provision) been the interest rate payable. Thereafter, the interest rate payable for the account of the Lender shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

(c)            In no event shall the total interest received by the Lender exceed the amount which the Lender could lawfully have received had the interest been calculated for the term during which the Lender actually received interest from a Borrower at the Maximum Lawful Rate.

(d)           If the Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the outstanding the Loan or to other amounts (other than interest) payable hereunder to the Lender, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be repaid by the Lender to the Borrowers.

Section 2.06. Prepayments of the Loan; Excess Cash Payment.

(a)            Optional Prepayments. The Borrowers shall have the right to prepay the Loan, in whole or in part, at any time and from time to time on the following terms and conditions: (i) the Borrowers shall give the Lender not less than 10 days prior written notice, which notice shall include the amount of such prepayment; and (ii) the Borrowers shall repay the aggregate principal amount of the Loan, together with accrued interest thereon through the date of repayment.

(b)	Mandatory Prepayments.

(i)             Immediately upon receipt by any of the Borrowers of proceeds of an asset disposition (other than proceeds of the sale of inventory in the ordinary course) or any sale of Securities of any Subsidiary of the Borrowers, other than any of the Borrowers, the Borrowers, jointly and severally, as co-obligors, shall prepay the Loan in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by any of the Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to the holders of senior Liens (to the extend such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith.

(ii)           If any of the Borrowers issue securities or incur any Debt other than Permitted Debt for borrowed money, no later than the Business Day following the date of receipt of the proceeds thereof, the Borrowers, jointly and severally, as co-obligors, shall prepay the Loan in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith.

(iii)          The Borrowers shall promptly notify Lender of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, weather or not covered by insurance. If covered by insurance, after deducting from such insurance proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, Lender may, at its option, apply such insurance proceeds to the reduction of the Obligations, or permit or require the Borrowers to use such money, or any part thereof, to replace, repair, restore, or rebuild the Collateral in diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

(c)            Application of Prepayments.Any prepayments made by the Borrowers pursuant to Section 2.06(a) or (b) above shall be applied as follows: first, to any and all Fees and reimbursable expenses of Lender then due and payable pursuant to any of the Facility Documents; second, to the payment of any accrued and unpaid interest on the Loan; and, third, to prepay the scheduled principal installments of the Loan in inverse order of maturity, until prepaid in full.

(d)           Prepayment Fee. Each prepayment described in Sections 2.06(a), 2.06(b)(i) and 2.06(b)(ii) shall be accompanied by a prepayment fee equal to the following percentage of the amount prepaid: from the Closing Date to and including the first anniversary thereof, 4%; from the day after the first anniversary of the Closing Date to and including the second anniversary of the Closing Date, 3%; from the day after the second anniversary of the Closing Date to and including the third anniversary of the Closing Date, 2%; and from the day after the third anniversary of the Closing Date to and including the Maturity Date (if the Maturity Date is after the third anniversary of the Closing Date) 1%. Prepayment fees payable under this Section 2.06(d) shall not be applied to the reduction of any interest on or principal of the Loan. Notwithstanding the foregoing, no fee shall be due under this Section 2.06(d) in the event of a mandatory prepayment from the proceeds of an issuance of securities by the Borrowers or Guarantor described in Section 2.06(b)(ii).

(e)            Excess Cash Payment. On April 30, 2007, and on each April 30 thereafter, for so long as any of the Obligations are outstanding, the Borrowers, jointly and severally, as co-obligors, shall pay to the Lender a non-refundable amount equal to fifty percent (50%) of the total dollar amount by which EBITDA for the immediately preceding completed fiscal year of Everlast, less an amount equal to the amount due in cash in such fiscal year for taxes accrued in the immediately preceding fiscal year, exceeds the Fixed Charge Coverage EBITDA for such fiscal year (each such payment an “Excess Cash Payment”). The Lender shall deposit each Excess Cash Payment into a separate account held by the Lender (the “Excess Cash Payment Account”), which shall bear interest at the rate of Wells Fargo Prime (as in effect from time to time) minus 3%. All amounts in such Excess Cash Payment Account shall constitute Collateral subject to the provisions of the Security Documents and shall be applied and set-off, in whole or in part, at the sole and absolute discretion of the Lender, at any time, from time to time, to and against any and all outstanding Obligations owed by the Borrowers or any of their respective Affiliates to the Lender or any of its Affiliates under the Loan, the Note, the

Factoring Agreement, the other Facility Documents or any other agreement or arrangement in the inverse order of maturity or in such other order as the Lender shall determine in its sole and absolute discretion. No Excess Cash Payment shall constitute payment or prepayment of any interest on or principal of the Loan unless and until and in any manner so applied by the Lender as provided in this Section.

Section 2.07. Increased Costs. If the Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and that the amount of such capital is increased by or based upon the existence of the Lender’s lending hereunder, then, upon demand by the Lender, the Borrowers shall immediately pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender or such corporation in the light of such circumstances, to the extent that the Lender reasonably determines such increase in capital to be allocable to the existence of the Lender’s lending hereunder. A certificate as to such amounts shall be submitted to the Borrowers by the Lender at the time of such request for additional amounts and shall be conclusive evidence of the amount payable hereunder absent manifest error. The obligation of the Borrowers to pay amounts under this 2.07 shall be independent of the obligation of the Lender to provide any such certificate.

Section 2.08. Payments and Computations.

(a)            Except as provided in paragraph (c) of this Section, and as otherwise specifically provided herein, all payments under this Agreement or under the Note shall be made to the Lender not later than 2:00 p.m. (New York City time) on the date when due and shall be made in Dollars in immediately available funds at a bank account to be designated by the Lender without setoff or counterclaim. Each repayment of principal hereunder shall be accompanied by accrued and unpaid interest on the amount thereof from the date on which interest was last paid. Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) on any day shall be deemed to have been made on the next succeeding Business Day.

(b)           Whenever any payment hereunder or under the Note would be due on a day other than a Business Day, such due date shall be extended to the next succeeding Business Day, and any such extension of such due date shall in such case be included in the computation of payment of interest.

(c)            Each of the Borrowers acknowledges that the Lender shall have the right under this Agreement and under the Factoring Agreement to charge (i) any and all payments of principal or interest or both due under this Agreement and the Note and (ii) any and all Fees, costs and expenses payable or reimbursable to the Lender pursuant to this Agreement or any other Facility Document, to the account of any of the Borrowers under the Factoring Agreement as the Lender shall determine, and each of the Borrowers hereby expressly and irrevocably authorizes the Lender to so charge such account at any time such amounts are payable or reimbursable from time to time in the Lender’s sole and absolute discretion. In the event the Lender determines not to charge any interest or principal payment against the account of any Borrower under the Factoring Agreement, the Lender shall notify the Borrowers of such determination not less than one (1) Business Day prior to the due date of such payment, in which case such payment shall be made by the Borrower in the manner provided in Sections 2.08(a) and (b).

Section 2.09. Taxes.

(a)            Any and all payments by the Borrowers hereunder or under any Facility Document shall be made, free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, assessments, charges, deductions or withholdings of any nature whatsoever, and all liabilities with respect thereto (“Taxes”), excluding, taxes imposed on the income of the Lender, and franchise taxes imposed on it, by the jurisdiction under the laws of which it is organized or any political subdivision thereof (all such non-excluded Taxes being hereinafter referred to as “Indemnified Taxes”). If the Borrowers or the Lender shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Facility Document, (i) the Borrowers shall pay such additional amounts as may be necessary so that after making all required deductions for Indemnified Taxes (including deductions applicable to additional sums payable under this Section 2.08(c)) the Lender receives a net amount (free and clear of any Indemnified Taxes) equal to the sum it would have received had no such deductions been required, (ii) the Borrowers shall make such deductions, (iii) the Borrowers shall pay the full amount deducted to the relevant taxation or other authority in accordance with applicable law, and (iv) the Borrowers shall promptly furnish to the Lender a copy of an official receipt, or other documentation reasonably acceptable to the Lender, evidencing the payment in full of the amount deducted to the relevant taxation or other authority.

(b)           In addition, the Borrowers agree to pay any present or future stamp or documentary Taxes or any excise, property or other similar Taxes which arise from any payment made hereunder or under any other Facility Document or from the execution, delivery, filing, recording, amendment or enforcement of, or otherwise with respect to, this Agreement, any other Facility Document (hereinafter referred to as “Other Taxes”).

(c)            Each Borrower, jointly and severally, will indemnify the Lender for the full amount of Indemnified Taxes or Other Taxes paid by it and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such Indemnified Taxes and Other Taxes shall be submitted to Everlast, on the Borrowers’ behalf, by the Lender at the time of such request for payment of such amounts. Such certificate shall set forth in sufficient detail the calculation as to the amount of such Indemnified Taxes or Other Taxes and shall be conclusive evidence of the amount payable to the Lender hereunder absent manifest error. The obligation of the Borrowers to pay amounts under this Section 2.08(c) shall be independent of the obligation of the Lender to provide any such certificate.

ARTICLE 3

CONDITIONS OF LENDING

Section 3.01. Conditions Precedent to Closing. The obligation of the Lender to make the Loan is subject to the satisfaction of each of the following conditions:

(a)	The Closing Date shall occur on or before February 7, 2006.

(b)           The Lender shall have received each of the following documents, each duly executed and (unless otherwise specified below) dated the Closing Date:

(i)	A Note, duly executed and delivered by each Borrower;

(ii)           Certified copies of (A) the Amended Bankruptcy Remote Certificate of Boxing and the Certificate of Incorporation of each other Borrower and each of the Subsidiary Guarantors (including in each case, without limitation, all shareholder agreements, voting trusts and similar arrangements), (B) the resolutions of the board of directors of each Borrower and each of the Subsidiary Guarantors authorizing and approving the making and performance by each Borrower and each of the Subsidiary Guarantors of each of the Facility Documents to which it is a party, the making of borrowings and the pledging of collateral security in respect thereof and (C) documents evidencing all other necessary corporate action and governmental approvals, if any, with respect to this Agreement and each of the other Facility Documents;

(iii)          A certificate of a Responsible Officer of each of the Borrowers and each of the Subsidiary Guarantors certifying the names and true signatures of the respective officers of each Borrower and each of the Subsidiary Guarantors authorized to sign each of the Facility Documents to which it is a party;

(iv)          A certificate of a Responsible Officer of each of the Borrowers and each of the Subsidiary Guarantors certifying the names and addresses and, in the case of natural Persons, also their dates of birth and occupations, of (i) its respective directors (or Persons holding comparable positions) and (ii) any Person owning interests in such entity aggregating 10% or more of the total ownership interests in any of the Borrowers;

(v)           A certificate of a Responsible Officer of each of the Borrowers and each of the Subsidiary Guarantors certifying as to the provisions of Section 3.01(c);

(vi)          A certificate for each of the Borrowers and each of the Subsidiary Guarantors dated a date not earlier than 30 Business Days prior to the Closing Date as to the good standing thereof;

(vii)        An opinion of counsel to the Borrowers, substantially in the form of Exhibit B hereto;

(viii)       A fully executed original of the Factoring Agreement, acceptable in form and substance to the Lender in its sole and absolute discretion;

(ix)          Fully executed trademark assignments for security pertaining to any and all trademarks and trademark applications included in the Collateral;

(x)           Fully executed patent assignments for security pertaining to any and all patents and patent applications included in the Collateral;

(xi)          Fully executed applications for registration for all unregistered copyrights and fully executed copyright mortgages for all copyrights included in the Collateral;

(xii)        Notices of assignment of account and directions to pay addressed to each account debtor and licensee of the Borrower and the Subsidiary Guarantors, fully executed by the applicable Borrower or the applicable Subsidiary Guarantor, as the case may be;

(xiii)       Stock certificates and stock powers endorsed in blank for the Preferred Shares and all of the other certificated securities held by each Borrower and Subsidiary Guarantor included in the Collateral;

(xiv)        Fully executed account control agreements with respect to each of the Cash Collateral Accounts and the Securities Accounts;

(xv)         A certified copy of the resolution of the Board of Directors and the Shareholders of Boxing electing the Independent Director and a proxy, irrevocable for as long as the Obligations are outstanding, of AAPG New Corp. granting to the Lender the exclusive right to vote AAPG New Corp.’s shares of Boxing in a favor of the Independent Director or any successor thereof;

(xvi)        Notices of Assignment to Jacques Moret, Inc., acknowledged by Jacques Moret, Inc. as to the assignment for collateral of the Jacques Moret License Agreements, satisfactory to the Lender in its sole discretion;

(xvii)	Each of the Nadorf Notes, duly marked “cancelled”

(xviii)     A fully executed assignment by Everlast of all of the Everlast licenses to Boxing, subject only to receipt of the Everlast Consents with respect to Everlast’s performance obligations under such Everlast Licenses; and

(xix)        Such other documents as are described in Appendix A hereto.

(c)            No Default shall have occurred and the representations and warranties made by the Borrowers and the Subsidiary Guarantors in Article 4 of this Agreement and the other Facility Documents shall be true and correct on and as of the Closing Date.

(d)           The Lender shall have received copies of the Redemption Transaction Documents, as well as all Facility Documents, certified as true and correct by a Responsible Officer of each Borrower and the Subsidiary Guarantors, as applicable, and all such Redemption Transaction Documents and Facility Documents shall be duly executed and delivered by each of the parties thereto, in full force and effect and in form and substance satisfactory to the Lender. Each of the conditions precedent to the effectiveness of each of the Facility Documents as set forth therein shall have been satisfied.

(e)            The Lender shall have received evidence of the filing of all UCC financing statements required to perfect or evidence a first priority lien on, charge over and security interest in the Collateral, and the result of tax, judgment and lien searches on the Borrowers and Subsidiary Guarantors in all applicable jurisdictions, if so requested by the Lender.

(f)            The Lender shall have been reimbursed for all its costs and expenses (including, without limitation, legal expenses) pursuant to Section 8.04.

(g)           Everlast’s bid to redeem the Preferred Shares and all associated obligations (the “Redemption Transaction”) shall have been irrevocably accepted by the holders thereof in accordance with any and all Requirement of Laws.

(h)           The price payable to the holders of the Preferred Shares as consideration for the Redemption Transaction shall be acceptable to the Lender in its sole and absolute discretion.

(i)             All legal documentation pertaining to the Redemption Transaction (the “Redemption Transaction Documents”) shall be acceptable in form and substance to the Lender in its sole and absolute discretion.

(j)             All Collateral shall be acceptable to the Lender in its sole and absolute discretion.

(k)           The Lender shall have completed financial and legal due diligence of the Borrowers to the Lender’s satisfaction.

(l)             The Lender shall have received such other approvals, opinions and documents relating to this Agreement and the other Facility Documents and the transactions contemplated hereby and thereby as it shall have requested (including, but not limited to, as applicable, control agreement(s) with financial or securities intermediaries and collateral assignments of trademarks and other intellectual property).

The acceptance of the benefits of the Loan shall constitute a representation and warranty by the Borrowers to the Lender that all the conditions specified in this Section 3.01 exist as of the time thereof. The Note and all certificates, legal opinions and other documents and papers referred to in this Section 3.01, unless otherwise specified, shall be delivered to the Lender and shall be in form and substance satisfactory to the Lender.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of the Borrowers. In order to induce the Lender to enter into this Agreement and to make the Loan provided for herein, each of the Borrowers, jointly and severally, represents, warrants and agrees continuously for so long as this Agreement and any of the other Facility Documents is in effect and until the Loan and the Note, together with interest, Fees and all other Obligations incurred hereunder and under all the other Facility Documents are paid in full, as follows:

(a)            Each of the Borrowers (i) is duly organized, validly existing and in good standing under the laws of Delaware (Everlast), and New York (Boxing and Sports), respectively, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure so to qualify and be in good standing could have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b)           The execution, delivery and performance by each Borrower of each of the Facility Documents to which it is a party, are within its corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene its respective constitutive documents, (ii) contravene any contractual restriction binding on it or require any consent under any agreement or instrument to which it or any of its respective Affiliates is a party or by which any of its respective properties or assets are bound or result in or require the creation or imposition of any Liens upon any of its property or assets other than Liens permitted by Section 5.02(a) or (iii) violate any law, rule or regulation (including, without limitation, the Securities Act, the Exchange Act and the regulations thereunder), or order, writ, judgment, injunction, decree, determination or award.

(c)            Each of the Borrowers and their respective Subsidiaries is in compliance with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees, determinations and awards applicable to it or its property and all indentures, agreements and other contractual restrictions binding upon it or its property, except where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Independent Director has been duly elected to the Board of Directors of each Borrower in accordance with all Requirements of Law.

(d)	No Default has occurred.

(e)            Except for any filings specifically provided for in the Security Documents, no consent, authorization, approval or license or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrowers, of any Facility Document to which it is a party.

(f)            Each Facility Document to which it is a party has been duly authorized, executed and delivered by each Borrower so as to bind it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

(g)           Everlast has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as Everlast was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated balance sheet of Everlast and its consolidated Subsidiaries as at December 31, 2004 and the related consolidated statements of income and cash flows for the fiscal year ended on such date, reported on (only in the case of such annual statements) by Berenson LLP, copies of which have heretofore been furnished to each lender, are complete and correct and present fairly the consolidated financial condition of Everlast and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). Neither Everlast nor any of its consolidated Subsidiaries had, at the date of the balance sheets referred to above, any material obligations, contingent liabilities or liability for taxes, long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the forgoing statements or in the notes thereto. The unaudited consolidated balance sheet of Everlast and its consolidated Subsidiaries as at September 30, 2005 (the “Q3 2005 Balance Sheet”) and the related unaudited consolidated statements of income and cash flows for the nine months ended on such date, copies of which have heretofore been furnished to each lender, are complete and correct and present fairly the consolidated financial condition of Everlast and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal three months then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). Neither Everlast nor any of its consolidated Subsidiaries had, at the date of the Q3 2005 Balance Sheet referred to above, any material obligations, contingent liabilities or liabilities for taxes, long-term leases or unusual forward or long-term commitments, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected therein or in the notes thereto.

(h)           Since December 31, 2004, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) each of Everlast and its Subsidiaries has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Everlast’s financial statements pursuant to GAAP or required to be disclosed in filings made with the United States Securities and Exchange Commission, (iii) each of Everlast and its Subsidiaries has not altered its method of accounting, (iv) except as set forth on Schedule 4.01(h), each of Everlast and its Subsidiaries has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) each of Everlast and its Subsidiaries has not issued any equity securities to any officer, director or Affiliate. Except as set forth on Schedule 4.01(h), neither Everlast nor any Subsidiary has pending before the United States Securities and Exchange Commission any request for confidential treatment of information.

(i)             Each of Everlast and its Subsidiaries is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. Everlast and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each of Everlast and its Subsidiaries has established disclosure controls and procedures (as defined in Securities Exchange Act Rules 13a-15(e) and 15d-15(e)) for Everlast and its Subsidiaries and designed such disclosure controls and procedures to ensure that material information relating to Everlast , including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which Everlast 's most recently filed periodic report under the Securities Exchange Act, as the case may be, is being prepared. Everlast 's certifying officers have evaluated the effectiveness of Everlast's controls and procedures as of the date prior to the date of the most recently filed periodic report under the Securities Exchange Act (such date, the “Evaluation

Date”). Everlast presented in its most recently filed periodic report under the Securities Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in Everlast's (or any Subsidiary’s) internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Exchange Act) or, to Everlast 's (or any Subsidiary’s) knowledge, in other factors that could significantly affect Everlast's (or any Subsidiary’s) internal controls.

(j)             Except as set forth in Schedule 4.01(j), there is no pending or threatened litigation, action or proceeding affecting the Borrowers or any of their respective Subsidiaries before any court, Governmental Authority or arbitrator which purports to affect the legality, validity, enforceability or performance of this Agreement or any other Facility Document.

(k)           No Borrower is an “investment company”, or a Person “controlled by” an “investment company”, within the meaning of, or subject to regulation under, the Investment Company Act.

(l)             No Borrower is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(m)          The Schedules attached to this Agreement and any Facility Document are true, complete and correct as of the date of this Agreement.

(n)           Each of the Borrowers and each of their respective Subsidiaries is, and for at least the last five years (or since the applicable date of formation, if in existence less than five years) has been, in compliance with all laws, statutes, rules, regulations and orders binding on or applicable to it and its respective properties (whether owned or leased or otherwise occupied).

(o)           Schedule I sets forth as of the date hereof a list of all Subsidiaries of each Borrower and their respective percentage ownership interests therein. The shares of capital stock or other ownership interests so indicated on Schedule I are fully paid and non-assessable and are owned by each Borrower, as the case may be, directly or indirectly, free and clear of all Liens.

(p)           Each of Boxing and Sports is, either directly or indirectly, a wholly owned Subsidiary of Everlast.

(q)           Each of the Borrowers and each of their respective Subsidiaries have good and marketable title to, or valid leasehold interests in, all its material properties and assets. All such material properties and assets are free and clear of Liens, other than Liens permitted by Section 5.02(a). Except as set forth in Schedule II, none of the Borrowers nor any of their respective Subsidiaries has made any registrations, filings or recordations in any jurisdiction evidencing a security interest in any of the foregoing, including, without limitation, the filing of a register of mortgages, charges and other encumbrances or filings of UCC-1 financing statements. Each of the Borrowers and each of their respective Subsidiaries have complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrowers and each of its respective Subsidiaries enjoy peaceful and undisturbed possession under all such material leases.

(r)            Each of the Borrowers and each of their respective Subsidiaries has filed all income tax returns and all other material tax returns which are required to be filed by it in all jurisdictions and has paid all Taxes imposed on it or its properties, except for Taxes being diligently contested in good faith and by proper proceedings and as to which appropriate reserves have been provided in accordance with GAAP.

(s)            (i) Neither any Borrower nor any of its respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock; and (ii) none of the Loan proceeds will be used to buy or carry Margin Stock or for any other purpose in violation of Regulation X or Regulation U.

(t)             Neither any Borrower nor any other issuer of any Collateral is insolvent or a debtor in any bankruptcy proceeding, each of the foregoing has sufficient capital to conduct its business, and there has been no event or circumstance that could reasonably be expected to have a Material Adverse Effect.

(u)           All information provided or to be provided with respect to the Borrowers or any of their Affiliates by or on behalf of any of the Borrowers or any of their Affiliates, to the Lender, for purposes of or in connection with this Agreement, and each other Facility Document, or the transactions contemplated hereby and thereby, including, without limitation, any financial statements of any of the Borrowers or any of their respective Subsidiaries was, on or as of the applicable date of provision thereof, true, complete and correct in all material respects and did not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein not misleading in light of the time and circumstances under which such statements were made.

(v)           Each of the Borrowers has or shall have consulted with its advisors with respect to the financial reporting, tax and accounting treatment of all transactions, contemplated by the Facility Documents or otherwise involving the Lender (or any Affiliate thereof), including with respect to use of proceeds of the Loan, prior to entering into any such transaction, and has made its own independent decision with respect to such financial reporting, tax and accounting treatment and has not relied upon the Lender (or any Affiliate thereof) in making such decision.

(w)          No Borrower nor any ERISA Affiliate of any Borrower is an entity whose assets constitute “plan assets” under Department of Labor regulation §2510.3-101 and subject to ERISA or Section 4975 of the Code.

(x)           Neither any Borrower nor any of its respective Subsidiaries, or any other Person, including any fiduciary, has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) which could subject any Borrower or any of its respective Subsidiaries or any entity which they have an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(y)           The representations and warranties of the Borrowers and the Subsidiary Guarantors contained in each other Facility Document other than this Agreement are true and correct.

(z)                            (i)           The facilities and properties owned, leased or operated by the Borrowers and any of their respective Subsidiaries (for the purpose of this Section 4.01(z) the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations which (x) constitute a violation of, or (y) could give rise to liability under, any Environmental Law.

(ii)           The Properties and all operations of the Borrowers and their respective Subsidiaries at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any of the Borrowers or any of their respective Subsidiaries (for the purpose of this Section 4.01(z) the “Business”).

(iii)          None of the Borrowers nor any of their respective Subsidiaries has received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any Borrower or any of their respective Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

(iv)          Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a matter or to a location which could give rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

(v)           No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrowers or any of their respective Subsidiaries, threatened under any Environmental Law to which the Borrowers or any of their respective Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

(vi)          There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrowers or any of their respective Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental laws.

(aa)  Each of the Borrowers and their respective Subsidiaries owns, or has the legal right to use, all trademarks, trademark applications, tradenames, copyrights, patents, patent applications, technology, know-how, license rights and processes necessary for each of them to conduct its business as currently conducted (the “Material Intellectual Property”). Set forth on Schedule 4.01(aa) is a list of all Material Intellectual Property owned by each of the Borrowers and their respective Subsidiaries or that the Borrowers or any of their respective Subsidiaries has the right to use. Each of the Borrowers and their respective Subsidiaries has taken and is currently taking all steps necessary to prevent any impairment of its rights to exploit its Material Intellectual Property and has filed all appropriate renewals, extensions, affidavits of continued use and/or incontestability, and has paid all fees associated therewith, necessary to maintain its Material Intellectual Property. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Material Intellectual Property or the validity or effectiveness of any such Material Intellectual Property, nor do the Borrowers or any of their respective Subsidiaries know of any such claim, and the use of such Material Intellectual Property by the Borrowers and any of their Subsidiaries does not infringe on the rights of any Person.

(bb) The fair salable value of the assets of Everlast, Sports and Boxing, individually, and of all the Borrowers and each issuer of collateral, taken as a whole, measured on a going concern basis, exceeds all of its probable liabilities, including those to be incurred pursuant to this Agreement and the Facility Documents, none of the Borrowers nor any issuer of Collateral (a) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (b) has incurred, or believes that it will incur after giving effect to the transactions contemplated by this Agreement and the Facility Documents, debts beyond its ability to pay such debts as they become due.

(cc)  Set forth on Schedule 4.01(cc) is a list of the properties of the Borrowers and their respective Subsidiaries with the street address, county and state where located. Set forth on Schedule 4.01(cc) is a list of all locations where any tangible personal property of the Borrowers and their respective Subsidiaries is located, including county and state where located. Set for on Schedule 4.01(cc) is the chief executive offices and principal places of business of each of the Borrowers and their respective Subsidiaries.

(dd) None of the Borrowers nor any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Facility Documents other than Fees payable pursuant to this Agreement. No Borrower has, nor has any Subsidiary of a Borrower, taken any action or entered into any agreement which would result in any finder’s, broker’s, investment banking or other similar fee or payment being due from the Lender.

(ee)  Except as set forth on Schedule 4.01(ee), there are no collective bargaining agreements covering the employees of the Borrowers or any of their respective Subsidiaries and none of the Borrowers or any of their respective Subsidiaries has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

(ff)   None of the Borrowers nor any of their respective Affiliates or Subsidiaries has been designated, or is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. None of the cash or property that any Borrower or any of their respective Subsidiaries will pay to the Lender hereunder or under any of the other Facility Documents has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and no such payment shall cause the Lender to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

(gg) The Preferred Shares are fully paid and non-assessable and are owned by the Persons set forth in Schedule 4.01(gg).

(hh) All licenses of the Borrowers Material Intellectual Property are, and all of the Everlast Consents, when delivered, shall be, the valid and binding obligations of the licensees thereunder enforceable in accordance with their terms. No licensee under any such license is in default under the terms of such license in any material respect. To the Borrowers’ knowledge, after reasonable inquiry, no licensee under any such license is insolvent or has filed for protection under the Bankruptcy Code.

(ii)   Boxing has no creditors and has no outstanding liabilities.

ARTICLE 5

COVENANTS OF THE BORROWERS

Section 5.01. Affirmative Covenants. Each of the Borrowers, jointly and severally, hereby covenants and agrees that on the Closing Date and thereafter for so long as this Agreement and any of the other Facility Documents is in effect and until the Loan and the Note, together with interest, Fees and all other Obligations incurred hereunder and under all the other

Facility Documents are paid in full, the Borrowers shall perform the covenants and obligations set forth below:

(a)            Company Existence. Each of the Borrowers will maintain its corporate existence and will cause each of its respective Subsidiaries to maintain their respective corporate existences.

(b)           Maintenance of Properties, etc. Each of the Borrowers will, and will cause each of its respective Subsidiaries to, maintain all its respective property which is used or useful in its business in good working order, ordinary wear and tear excepted, except where the failure to do so shall not have a Material Adverse Effect. Each of the Borrowers will preserve, and will cause each of its respective Subsidiaries to preserve, in full force and effect, all of its rights and licenses material to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)	Reporting Requirements. Everlast shall furnish to the Lender:

(i)             as soon as available and in any event within 90 days after the end of each fiscal year of Everlast and its consolidated Subsidiaries, its annual audited financial statements, including all notes thereto, which statements shall include a consolidated balance sheet as of the end of the relevant fiscal year and a statement of operations and a statement of changes in net assets for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP and accompanied by an unqualified report and opinion of Berenson LLP or such other independent certified public accountants with an accounting firm of national standing and reputation satisfactory to the Lender, which shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the consolidated financial position of Everlast and its Subsidiaries as of the date thereof and the results of its operations and cash flows for the period covered thereby in conformity with GAAP, consistently applied;

(ii)           as soon as available, copies of all financial statements, reports, notices and proxy statements sent by Everlast in a general mailing to all its stockholders and of all reports on Forms 10-Q, 8-K, and 10-K under the Securities Exchange Act, of prospectuses filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act, or all other material information filed by Everlast with any securities exchange or with the United States Securities and Exchange Commission and of all statements on Schedule 13-D or 14-D filed with respect to Everlast with the United States Securities and Exchange Commission;

(iii)          as soon as available and in any event within 60 days prior to the end of each fiscal year of Everlast, an annual business plan and projections, prepared on a monthly basis, of the business of Everlast;

(iv)          as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of Everlast, in form and substance satisfactory to the Lender, (A) an internally prepared consolidated financial statement of Everlast and its consolidated Subsidiaries; and (B) a schedule of all licenses of its Material Intellectual Property as of the delivery date, which shall include for each such license a description of the licensee, commitment date, expiration date, minimum payments payable and royalty and other payments;

(v)           at the end of each quarterly fiscal period of each fiscal year of Everlast, a certificate of a Responsible Officer of each Borrower that it is in compliance with each of the provisions of this Article 5 applicable to it and that no Default has occurred and is continuing, in the form attached hereto as Exhibit E;

(vi)          as soon as possible and in any event within two Business Days after the earliest date on which any of the Borrowers obtains actual knowledge of the occurrence of (x) any Event of Default or Default hereunder continuing on the date of the statement referred to below in this clause or (y) any actual or threatened litigation or other event which, if determined, could have a Material Adverse Effect, a statement of a Responsible Officer of each Borrower setting forth the details thereof and the action which each of the Borrowers, as applicable, has taken and proposes to take with respect thereto;

(vii)        as soon as possible and in any event within five Business Days after the occurrence of any ERISA Event, written notice of such ERISA Event;

(viii)       promptly after the filing or delivery thereof, copies of (A) without duplication, all financial statements, reports, notices and proxy statements sent or made available generally by Everlast to the holders of its equity interests or by any other Borrower to Everlast and (B) without duplication, all regular and periodic reports, all registration statements and prospectuses, and other filings, if any, filed by Everlast or any of its Subsidiaries with any Governmental Authority (including, without limitation, the United States Securities and Exchange Commission) or with any international or national securities exchange;

(ix)          promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all significant reports submitted to Everlast by accountants in connection with each annual, interim or special audit of the financial statements of Everlast and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

(x)           within three business days after becoming aware of the existence of any event that constitutes a default under any license, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto; and

(xi)          promptly after request therefor, such other business and financial information respecting the condition or operations, financial or otherwise, of Everlast, or any of its Subsidiaries, as the Lender may from time to time request.

(d)           Change in Nature of Business. Boxing will remain exclusively engaged in the business of entering into licenses of the “Everlast” trademark and trade name and other trademarks and other Material Intellectual Property; Everlast will remain principally engaged in the businesses of a holding company owning all of the outstanding shares of capital stock of the Borrowers and other Subsidiaries and Sports will remain principally engaged in the business of manufacturing and distribution of sporting goods and sports-related apparel products and footwear.

(e)            Use of Proceeds. The Borrowers will use the proceeds of the Loan hereunder to purchase 100% of the issued and outstanding Preferred Shares, to redeem other obligations relating to the Preferred Shares, to purchase the Nadorf Notes, and to distribute up to Everlast in connection with the assignment of the Everlast Licenses to Boxing, in compliance with all Requirements of Law, in the following manner:

(i)             the proceeds of that portion of the Loan funded to Everlast shall be used to purchase the issued and outstanding Preferred Shares owned by Arthur Shechet;

(ii)           the proceeds of that portion of the Loan funded to Sports shall be distributed to Everlast as a special dividend to be used to purchase the issued and outstanding Preferred Shares owned by Arlene Shechet;

(iii)          the proceeds of that portion of the Loan funded to Boxing shall be distributed up to Everlast in connection with the assignment of the Everlast Licenses to Boxing and such amounts shall then be used by Everlast (x) to purchase from the Benjamin Nadorf Irrevocable Trust dated December 21, 2004, Sue Nadorf, Trustee, all of the remaining outstanding Preferred Shares not purchased as described in clauses (i) and (ii) above, (y) to purchase the Nadorf Notes, and (z) by Everlast to pay closing costs and expenses in connection with the Loan, including all fees and disbursements of Lenders’ and Borrowers’ counsel, and Borrowers’ costs and expenses in connection with the Redemption Transaction, including the fees and disbursements of Borrowers’ counsel incurred in connection with such transaction.

(f)            Payment of Taxes, etc. Each of the Borrowers will pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all Taxes imposed upon it or upon its property, provided, however, that neither the Borrowers nor any of their Subsidiaries shall be required to pay or discharge any such Tax that is being diligently contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP.

(g)           Maintenance of Insurance. The Borrowers will maintain, and cause each of their respective Subsidiaries to maintain, appropriate and adequate insurance with responsible and reputable insurance companies or associations or with self-insurance programs to the extent consistent with prudent practices of the Borrowers and their respective Subsidiaries or otherwise customary in their respective industries in such amounts and covering such risks as is customary in the industries in which the Borrowers and such Subsidiaries operate.

(h)           Visitation Rights. Each of the Borrowers will, at any reasonable time during normal business hours and upon reasonable prior notice, from time to time permit the Lender and any agent or representative thereof to visit the properties of the Borrowers and their respective Subsidiaries and to review the books and records thereof and to discuss the affairs, finances, assets and accounts of the Borrowers and their respective Subsidiaries with any of its officers or directors and permit them to discuss the affairs, finances, assets and accounts of the Borrowers and their respective Subsidiaries with their certified public accountants and to examine and make copies of and abstracts from their records and books of account.

(i)             Keeping of Books. Each of the Borrowers will keep, and cause each of its Subsidiaries to keep, proper books of record and account as are necessary to prepare financial statements in accordance with GAAP.

(j)             Cash Management; Investments. Each of the Borrowers and their respective Subsidiaries shall hold all cash and cash equivalents and Permitted Investments in the Cash Collateral Accounts and the Securities Accounts, as appropriate.

(k)           Compliance with Law. Each of the Borrowers and their respective Subsidiaries shall comply in all respects with any and all Requirements of Law, except where such failure to so comply shall not, individually or in the aggregate, have a Material Adverse Effect.

(l)	Separate Corporate Existence. Each of the Borrowers will:

(i)             Maintain one or more deposit accounts, each separate from the deposit accounts of any Affiliate, with commercial banking institutions and ensure that its funds will not be diverted to any other Person or for other than its corporate uses, nor will such funds be commingled with the funds of any of its stockholders or any Subsidiary or Affiliate of any of its stockholders;

(ii)           To the extent that it shares the same officers or other employees as any of its shareholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

(iii)          To the extent that it jointly contracts with any of its shareholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that it contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;

(iv)          Enter into all material transactions between it and any of its Affiliates, whether currently existing or hereafter entered into, only on an arm’s length basis;

(v)           Maintain office space separate from the office space of any of its stockholders or Affiliates other than its wholly-owned Subsidiaries. To the extent that it and any of its stockholders or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

(vi)          Conduct its affairs strictly in accordance with its Certificate of Incorporation, and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special shareholders’ and directors’ meetings appropriate to authorize all corporate actions, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts; and

(vii)        Not assume or guarantee any of the liabilities of its Affiliates or any of its stockholders or any Affiliate thereof other than its wholly-owned subsidiaries.

(m)          Fixed Charge Coverage Ratio. The Borrowers and each of their respective Subsidiaries on a consolidated basis shall have at the end of each fiscal quarter, commencing with the fiscal quarter ending after the first anniversary of the Closing Date, a Fixed Charge Coverage Ratio for the twelve (12) month period then ended of not less that 1.0 to 1.0.

(n)           Amended Bankruptcy Remote Certificate. Boxing shall not, nor Everlast shall cause AAPG New Corp. to, take any action to amend the Amended Bankruptcy Remote Certificate.

(o)           New Licensee. Neither Everlast nor Sports shall enter into any new license agreements as licensor. All license agreement entered into after the date hereof shall be entered into by Boxing as licensor

(p)           Everlast Consents. The Borrowers shall deliver to the Lender all Everlast Consents for all licenses within ninety (90) days after the Closing Date.

(q)           Minimum Licensing Revenue. The Borrowers shall maintain Licensing Revenue (as defined below) in each Measurement Period (as defined below) in an amount equal to or in excess of $10,000,000. Within ten (10) days after the end of each calendar quarter, commencing with the calendar quarter ending March 31, 2006, Everlast shall deliver to the Lender a certificate, signed by the Chief Executive Officer or the Chief Financial Officer of Everlast, setting forth the dollar amount of all revenues actually received by the Borrowers in cash from all Licenses in Good Standing (“Licensing Revenue”) for the twelve-month period ending on the last day of the calendar month immediately preceding the calendar month in which such certificate is due (each such twelve-month period, a “Measurement Period”).

Section 5.02. Negative Covenants. Each of the Borrowers, jointly and severally, hereby covenants and agrees that on the Closing Date and thereafter for so long as this Agreement and any of the other Facility Documents is in effect and until the Loan and the Note, together with interest, Fees and all other Obligations incurred hereunder and under all the other Facility Documents are paid in full:

(a)            Borrowers Liens. No Borrower will, nor will it cause or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of any its property, revenues or assets, whether now owned or hereafter acquired, except:

(i)	Permitted Encumbrances; and
(ii)	Liens created under the Security Documents.

(b)           Mergers, Asset Sales, etc. No Borrower will, nor will it cause or permit any of its Subsidiaries to, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of, whether in one transaction or in a series of transactions, any of its property or assets (whether now owned or hereafter acquired) to any Person other than the sale of inventory in the ordinary course of its business.

(c)            Limitation on Voluntary Payments and Modifications of Debt; Modification of Constituent Documents and Certain Other Agreements. No Borrower will, nor will it cause or permit any of its Subsidiaries to, directly or indirectly, except to the extent necessary to comply with law (i) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any disposition, change of control or similar event of, any Debt (other than the Loan and payment of Existing Indebtedness in connection with Refinancing Debt), (ii) amend or modify, or permit the amendment or modification of, any provision of any Debt or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto, or (iii) amend, modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by laws (or equivalent organizational documents), or any agreement entered into by any of them, with respect to their capital stock or equity interests, or enter into any new agreement with respect to their capital stock or equity interests which adversely affects the interests of the Lender under any Facility Document.

(d)           Transactions with Affiliates. No Borrower will, nor will it cause or permit any of its Subsidiaries to, directly or indirectly, (i) make any investment in an Affiliate (whether by means of share purchase, capital contribution, loan, advance or any other extension of credit, including repurchase agreements, securities lending transactions or any transaction involving a Swap Agreement, deposit, or otherwise including any agreement or commitment to enter into any of the foregoing) or (ii) transfer, sell, lease, assign or otherwise dispose of any tangible or intangible property to an Affiliate or enter into any other transaction, directly or indirectly, with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions for obligations of an Affiliate); provided that (A) any Affiliate who is an individual may serve as a director, officer, manager or employee of, or otherwise have management authority with respect to, any Borrower or any of its Subsidiaries or other Affiliates and receive reasonable compensation for his or her services in such capacity and (B) any of the Borrowers and its Affiliates or its Subsidiaries, upon ten Business Days’ notice to the Lender, may enter into transactions (other than extensions of credit by any Borrower to an Affiliate) providing for the leasing of property, the rendering or receipt of services or the purchase or sale of tangible or intangible property in the ordinary course of business if (x) the monetary or business consideration arising therefrom would be no less favorable to such Borrower and its Affiliate as the monetary or business consideration which would be obtained in a comparable transaction with a Person not an Affiliate, (y) such transaction is of the kind that would be entered into by a prudent Person in the position of such Borrower or such Affiliate with a Person that is not one of its Affiliates, and (z) such transaction is lawful. None of the Borrowers nor any of their respective Subsidiaries will be party to any tax sharing or similar arrangement if the effect of such arrangement would be to increase the tax liability or adversely affect the cash flow or any tax loss carryforward (or other tax benefit) of any Borrower, as the case may be, in an amount greater than would have been the case in the absence of such an arrangement.

(e)            Incurrence of Debt. No Borrower will, nor will it cause or permit any of its Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Debt except:

(i)	Debt to the Lender hereunder;

(ii)           Debt outstanding on the date hereof and listed on Schedule III hereto (“Existing Indebtedness”) and renewals, refinancing or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension (“Refinancing Debt”); and

(iii)          Debt incurred other than by Boxing for the purpose of financing Capital Expenditures in an amount not to exceed $500,000 (together with Existing Indebtedness, “Permitted Debt”).

(f)            Changes to Fiscal Year; Accounting Method. No Borrower will, nor will it cause or permit any of its Subsidiaries to, change (x) its fiscal year or (y) its method of accounting as in effect on the Closing Date.

(g)           Compliance with Board Regulations. No part of the proceeds of the Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to buy or carry (within the meaning of Regulation U) Margin Stock, or for any other purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board of Governors, including, to the extent applicable, Regulation U and Regulation X.

(h)           Compliance with ERISA. No Borrower will, nor will it cause or permit any of its Subsidiaries to, (x) establish, maintain, contribute to, or incur an obligation to contribute to, or incur an obligation to contribute to any Plan or Multiemployer Plan, (y) incur any liability with respect to retiree medical or death benefits other than as required by Section 4980B of the Code or (z) incur any liability under Section 4975 of the Code.

(i)             Investments. No Borrower will make any loans or advances to, or purchase or acquire any obligations or stock or any other interest in, any Person, or cause or permit any of its respective Subsidiaries to do so, except Permitted Investments in an amount not to exceed $100,000 in the aggregate.

(j)             Dividends, etc. Except for those special dividends specifically described in Section 5.01(e), no Borrower will declare or make any dividend payment or other distribution of assets, property, cash, rights, obligations or securities on account of any shares of any class of its share capital, or purchase, redeem or otherwise acquire for value any shares of any class its share capital or any warrants, rights or options to acquire any such shares, now or hereafter outstanding.

(k)           Capital Expenditures. The Borrowers and their respective Subsidiaries shall not make Capital Expenditures in any fiscal year in excess of $650,000 on a consolidated basis.

ARTICLE 6

EVENTS OF DEFAULT

Section 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a)            The Borrowers shall fail to repay any principal of the Loan when the same becomes due and payable or shall fail to pay any interest on the Loan or any other Fees or amounts payable hereunder or under any other Facility Document when due; or

(b)           Any representation or warranty made by any Borrower or any Subsidiary Guarantor in, or in connection with any Facility Document, or amendment or waiver thereof, or any certificate delivered in connection therewith, shall be incorrect in any material respect when made; or

(c)            (i) Any Borrower shall fail to perform or observe any term, condition, covenant or agreement contained in Section 5.01(b), (g), (i) or (k) on its part to be performed or observed and such failure shall remain unremedied for fifteen (15) business days after notice thereof shall have been given to any Borrower by the Lender; or (ii) any Borrower shall fail to perform or observe any other term, condition, covenant or agreement contained in this Agreement or in any other Facility Document on its part to be performed or observed; or

(d)           Any Borrower shall fail to pay any principal of any Debt in an amount exceeding $10,000 in the aggregate (other than any such Debt under the Facility Documents) when the same becomes due and payable (whether at scheduled maturity, by required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of any such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease any such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(e)            Any Borrower or any of its respective Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or any of its respective Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of their respective property and assets and, in the case of any such proceeding instituted against any Borrower or any of its respective Subsidiaries, such proceeding shall remain undismissed or unstayed for a period of 30 days; or an order for relief shall be entered or deemed entered with respect to any Borrower or any of its respective Subsidiaries under the Bankruptcy Code or any applicable bankruptcy or similar proceeding; or any Borrower or any of its respective Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f)            (i) Any judgment or order for the payment of money in excess of $50,000 shall be rendered against any Borrower or any of its respective Subsidiaries and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment or order which shall not have been stayed or dismissed within 30 days after the commencement of such proceedings or (y) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, or (ii) there shall occur any failure by any Borrower or its respective Subsidiaries to satisfy when due any non-monetary judgment if the failure so to do could have a Material Adverse Effect; or

(g)           (i) Any Borrower or Subsidiary Guarantor shall deny its obligations under any Facility Document to which it is a party, (ii) any law, rule or regulation shall purport to render invalid, or preclude enforcement of, any material provision of this Agreement or any other Facility Document or impair performance of any Borrower’s or Subsidiary Guarantor’s obligations under any Facility Document to which it is a party or (iii) any dominant authority asserting or exercising de jure or de facto governmental or police powers shall, by moratorium laws or otherwise, cancel, suspend or defer the obligation of any Borrower or Subsidiary Guarantor to pay any amount required to be paid under any Facility Document; or

(h)           Any Security Document shall cease to be in full force and effect, or shall cease to give the Lender the Liens and the rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral described therein, in favor of the Lender superior to and prior to the rights of all third Persons, and subject to no Liens other than Liens permitted under such Security Document); or any Borrower or Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Security Document to which it is a party; or

(i)	A Change of Control shall occur; or

(j)             Seth Horowitz shall no longer be an officer of Everlast, or shall have his duties or responsibilities modified; or

(k)           Gary Dailey shall no longer be an officer of Everlast, or shall have his duties or responsibilities modified, unless a successor reasonably acceptable to the Lender, upon not less than thirty (30) days prior written notice, has been appointed; or

(l)             An ERISA Event shall have occurred, any Borrower or any of its respective Subsidiaries or any other Person, including any fiduciary, shall have engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA), or any other violation of ERISA that, in the opinion of the Lender, either alone or, when taken together with other ERISA Events that have occurred, could result in liability to any Borrower or its Subsidiaries in an aggregate amount exceeding $25,000; or

(m)          Any Borrower shall have merged or consolidated with or into, or conveyed, transferred, leased or otherwise disposed of, whether in one transaction or in a series of transactions, any of its property or assets (whether now owned or hereafter acquired) other than as expressly permitted in the Agreement to any Person, shall have been dissolved or liquidated or shall fail to maintain its corporate existence; or

(n)           Any Borrower shall have, directly or indirectly, (i) made (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any disposition, change of control or similar event of, any Debt (other than the Loan or the payment of any Existing Indebtedness in connection with Refinancing Debt), (ii) amended or modified, or permitted the amendment or modification of, any provision of any Debt or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto which adversely affects the interests of the Lender under any Facility Document, or (iii) amended or changed its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (or equivalent organizational documents), or any agreement entered into by any Borrower with respect to its capital stock or equity interests, or entered into any new agreement with respect to its capital stock or equity interests which adversely affect the interests of the Lender under any Facility Document; or

(o)           Any Borrower shall change its jurisdiction of organization or its domicile; or

(p)           Any Borrower or its Subsidiaries shall default on its obligations under any agreement, certificate or undertaking between it and the Lender or any of its Affiliates, including, without limitation, any of the Borrowers’ obligations under the Factoring Agreement;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing (provided that the foregoing shall not be interpreted to reduce or eliminate any opportunity to cure expressly permitted in Section 6.01(c)(i)), the Lender may, by written notice to any Borrower, take any or all of the following actions, without prejudice to the rights of the Lender or the holder of any Note to enforce its claims against any Borrower: (i) declare the principal of and any accrued interest in respect of the Loan, the Note and all Obligations owing under any Facility Document to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower, (ii) enforce any or all of the Liens and security interests created pursuant to the Security Documents in accordance with the terms thereof and (iii) exercise any other rights available under any Facility Documents or applicable law; provided, however, that upon the occurrence of an Event of Default arising under Section 6.01(e), the principal of and any accrued interest in respect of the Loan, the Note and all Obligations owing under any Facility Document shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

ARTICLE 7

GUARANTY

Section 7.01. The Guaranty. In order to induce the Lender to enter into this Agreement and to make the Loan hereunder and in recognition of the direct benefits to be received by each Borrower from the Loan hereunder and from the other Facility Documents, each Borrower hereby unconditionally and irrevocably, jointly and severally, guarantees as primary obligor and not merely as surety (each Borrower, in such capacity, a “Guarantor” and, collectively, the “Guarantors” for purposes of this Article 7) the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Obligations of each other Borrower to the Lender under this Agreement, the Note or any other Facility Document. If any or all of the indebtedness of any Borrower to the Lender becomes due and payable hereunder or under the Note or any other Facility Document, each Guarantor unconditionally promises to pay such indebtedness to the Lender, or order, ON DEMAND, together with any and all reasonable expenses which may be incurred by or on behalf of the Lender in collecting any of the indebtedness, including, without limitation, such expenses described in Section 8.04. The word “indebtedness” is used in this Article 7 in its most comprehensive sense and includes any and all Obligations of any Borrower arising in connection with this Agreement, the Note and each other Facility Document in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether any Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable. Notwithstanding any provision to the contrary contained herein or in any other of the Facility Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be enforced to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

Section 7.02. Bankruptcy. Each Guarantor unconditionally and irrevocably guarantees, jointly and severally, the payment of any and all Obligations of the other Borrowers to the Lender under this Agreement, the Note and any other Facility Document whether or not due or payable upon the occurrence of any of the events specified in Section 6.01(e), and unconditionally promises to pay such Obligations to the Lender, or order, ON DEMAND, in lawful money of the United States. Each Guarantor further agrees that to the extent that any Borrower shall make a payment or a transfer of an interest in any property to the Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to any Borrower, the estate of any Borrower, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the Obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

Section 7.03. Nature of Liability. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of any Borrower whether executed by such Guarantor, any other guarantor or by any other party, and such Guarantor’s liability hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of any Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower, or (e) any payment made to the Lender on the Obligations which the Lender repays any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

Section 7.04. Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of each Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any Borrower and whether or not any Borrower is joined in any such action or actions.

Section 7.05. Authorization. Each Guarantor authorizes the Lender, without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time, or manner ,of payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from each Guarantor or any other party for the payment of this Guaranty or the Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Lender in its sole and absolute discretion may determine and (d) release or substitute any one or more endorsers, guarantors, any Borrower or other obligors or any security for the Obligations.

Section 7.06. Reliance. It is not necessary for the Lender to inquire into the capacity or powers of any Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 7.07. Waiver; Subordination.

(a)            Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Lender to (i) proceed against any Borrower or any other party, (ii) proceed against or exhaust any security held from any Borrower or any other party, or (iii) pursue any other remedy in the Lender’s power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of any Borrower or any other party other than payment in full of the indebtedness, including without limitation any defense based on or arising out of the disability of any Borrower or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the indebtedness. The Lender may, at its election, foreclose on any security held by it by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Lender may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the indebtedness has been paid. Each Guarantor waives any defense arising out of any such election by the Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other party or any security.

(b)           Each Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Lender shall have no duty to advise such Guarantor of information known to it regarding such circumstances or risks.

(c)            Each Guarantor hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lender against any Borrower, and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any other party which it may at any time otherwise have as a result of this Guaranty until such time as the Loans and all other Obligations hereunder and under each Facility Document shall have been fully paid and performed. Each Guarantor hereby further agrees not to exercise any right to enforce any other remedy which the Lender now have or may hereafter have against any other party, any endorser or any other guarantor of all or any part of the indebtedness of any Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lender to secure payment of the obligations of any Borrower until such time as the Loans hereunder and all other Obligations under each Facility Document shall have been fully paid and performed.

(d)           Any and all present and future debts and obligations of each Borrower to any Guarantor is hereby postponed in favor of, and subordinated until the full payment and performance of, any and all present and future debts and obligations of each Borrower to the Lender, including, without limitation, all of the Obligations under this Agreement, the Note and any other Facility Document.

Section 7.08. Books and Records. The Lender’s books and records showing the accounts between the Lender and each Borrower, respectively, shall be admissible in evidence in an action or proceeding, shall be binding upon each Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

ARTICLE 8

MISCELLANEOUS

Section 8.01. Amendments, etc. This Agreement and any terms hereof may be changed, waived, discharged or terminated only if such change, waiver, discharge or termination is in writing signed by or on behalf of each Borrower and the Lender, and each such waiver shall be effective only in the specific instance and for the specific purpose for which given. Any other Facility Document and any terms thereof may be changed, waived, discharged or terminated only if such change, waiver, discharge or termination is in writing signed by the parties thereto with the consent of the Lender and each Borrower, and each such waiver shall be effective only in the specific instance and for the specific purpose for which given.

Section 8.02. Notices, etc. All notices and other communications provided for hereunder shall be in writing (including telecopier) and delivered by overnight courier, telecopied, delivered by hand or emailed: if to any Borrower, at the address specified opposite each Borrower’s signature below or in the other relevant Facility Documents; if to the Lender, at its address specified on Schedule A; or, as to each Borrower at such other address as shall be designated by each Borrower in a written notice to the other parties hereto, and, as to the Lender, at such other address as shall be designated by the Lender in a written notice to each Borrower. All such notices and communications shall be deemed effective (i) in the case of hand deliveries, when delivered by hand, (ii) in the case of delivery by overnight courier, the earlier of (A) two Business Days after being delivered to such courier, or (B) the date actually received by the appropriate party, (iii) in the case of telecopier notice, when transmitted and confirmed during normal business hours (or, if delivered after the close of normal business hours, at the beginning of business hours on the next Business Day), and (iv) in the case of email notice, when transmitted and received by the server during normal business hours (or, if received after the close of normal business hours, at the beginning of business hours on the next Business Day); provided, however, only email notice accurately addressed to the email address specified in the applicable address shall be deemed delivered.

Section 8.03. No Waiver; Remedies. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or under any other Facility Document and no course of dealing between any Borrower and the Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Facility Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lender would otherwise have. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

Section 8.04. Costs, Expenses and Indemnification.

(a)            Whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to pay promptly (i) all the actual and reasonable costs and expenses of the preparation of the Facility Documents and all other documents, agreements and instruments required by, or entered into in connection therewith, and any consents, amendments, waivers or other modifications thereto, and of each Borrower’s performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Facility Documents including with respect to confirming compliance with environmental, insurance and solvency requirements, (ii) the fees, expenses and disbursements of counsel to the Lender in connection with the negotiation, preparation and execution of the Facility Documents, (iii) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of the Lender pursuant to any Security Document and all other documents, agreements and instruments required by, or entered into in connection therewith, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and fees, expenses and disbursements of counsel to the Lender and of counsel providing any opinions required by the terms of the Facility Documents, (iv) the custody or preservation of any of the Collateral or the Lien created under any Security Document, including any and all periodic field examinations and appraisals of trademarks and inventory conducted by or on behalf of the Lender, and (v) both before and after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by the Lender in enforcing any Obligations of or in collecting any payments due from any Borrower hereunder or under the other Facility Documents, including, but not limited to such costs and expenses incurred by reason of an Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guarantee) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings of the Borrower.

(b)           Each Borrower, jointly and severally, hereby agrees to indemnify the Lender and each of its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or any other Facility Document, or the transactions contemplated hereby or thereby, or any consent (or lack of consent) rendered by the Indemnified Party in connection with Collateral (including, without limitation, substitution or reallocation), or any use made or proposed to be made with the proceeds of the Loan, whether or not such investigation, litigation or proceeding is brought by any Borrower, any of their respective shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in

Article 3 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such claim, damage, loss, liability or expense results from such Indemnified Party’s gross negligence or willful misconduct.

Section 8.05. Binding Effect. This Agreement shall become effective, subject to Article 3, when it shall have been executed by each Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of each Borrower and the Lender and their respective successors and permitted assigns.

Section 8.06. Assignments and Participations.

(a)            No Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. The Lender may, upon notice to each Borrower (such notice only being necessary so long as no Default has occurred and is continuing), assign to any Person all or a portion of its respective rights and obligations under this Agreement (including, without limitation, all or a portion of the Loan owing to it and the Note held by it), except that such notice shall not be required to any assignment by the Lender (x) to an Affiliate of such Lender, (y) to any Person that is managed or advised by such Lender or an Affiliate of such Lender or (z) to a special purpose entity or other Person in connection with, or otherwise for the purpose of, effecting one or more securitization (or similar) transactions. The parties to each such assignment shall execute and deliver to the Lender an assignment, together with any Note subject to such assignment, whereupon such assignee, to the extent of the assigned interest, shall be a “Lender” hereunder.

(b)           By executing and delivering an assignment, the Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such assignment and acceptance, the Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) the Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment; (iv) such assignee will, independently and without reliance upon the Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and (v) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c)            The Lender shall give each Borrower prompt written notice of any assignment. Upon the surrender of the relevant Note by the Lender (or, upon the Lender indemnifying each Borrower for any lost Note pursuant to a customary indemnification agreement), new Notes will be issued, to such assignee and to the Lender upon the request of the assignee or the Lender, such new Notes to be in conformity with the requirements of Section 2.02 (with appropriate modifications) to the extent needed to reflect the revised Loan, as the case may be.

(d)           The Lender shall maintain a copy of each assignment and a register for the recordation of the names and addresses of any assignee and the principal amount of the Loan owing to the Lender and any assignee from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower and the Lender and any assignee may treat each Person whose name is recorded in the Register as a Lender hereunder for the purposes of this Agreement. The Register shall be available for inspection by each Borrower at any reasonable time and from time to time upon reasonable prior notice. Each Borrower, jointly and severally, agrees to indemnify the Lender from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Lender in performing its duties under this Section 8.06 other than those resulting from its negligence or willful misconduct.

(e)            The Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Loan owing to it and the Note held by it); provided, however, that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Lender shall remain the holder of the Note for all purposes of this Agreement, (iv) each Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement, (v) in any bankruptcy proceeding in respect of any Borrower, the Lender shall remain and be, to the fullest extent permitted by law, the sole representative with respect to the rights and obligations held in the name of the Lender (whether such rights or obligations are for the Lender’s own account or for the account of any participant) and (vi) no participant under any such participation agreement shall have any right to approve any amendment or waiver of any provision of this Agreement or the Note, or to consent to any departure by any Borrower therefrom, except to the extent that any such amendment, waiver or consent would (x) reduce the principal of, or interest on, the Note, in each case to the extent the same are subject to such participation, or (y) postpone any date fixed for the payment of principal of, or interest on, the Note, in each case to the extent the same are subject to such participation.

(f)            The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.06 and subject to the provisions of Section 8.13, disclose to the assignee or participant or proposed assignee or participant or, in the case of any securitization or similar transaction, to any investor or rating agency, any information relating to any Borrower or any of its Subsidiaries or Affiliates furnished to the Lender by or on behalf of the Borrower.

(g)           For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 8.06 concerning assignments relate only to absolute assignments and that such provisions do not prohibit or limit any pledge or assignment as security (i) by the Lender to any Federal Reserve Bank in accordance with applicable law or (ii) by the Lender of the Loan to any trustee with respect to a pool of collateralized loan obligations which includes the Obligations owing to the Lender hereunder.

Section 8.07. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Lender, and each of its Affiliates, are hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Debt at any time held or owing by the Lender or such Affiliate (including, without limitation, by branches and agencies of the Lender or Affiliate wherever located) to or for the credit or the account of any Borrower against and on account of the Obligations and liabilities of any Borrower, jointly and severally, to the Lender or to an Affiliate under this Agreement or under any of the other Facility Documents, including, without limitation, all interests in Obligations purchased by the Lender pursuant to Section 8.06, and all other claims of any nature or description arising out of or connected with this Agreement or any other Facility Document, irrespective of whether or not the Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

Section 8.08. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Borrowers irrevocably consents to the service of any and all process in any legal proceeding by the mailing (or delivery by overnight courier) of copies of such process to such party at its address referred to in Section 8.02. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the Borrowers further irrevocably agrees that service of all writs, process and summonses in any proceeding or any suit, action, proceeding to enforce or execute any judgment brought against it in the State of New York may be made each of the Borrowers, as applicable, at its address described in Section 8.02. Each of the Borrowers hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Facility Document that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction. Each of the Borrowers agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Borrowers hereby irrevocably waives such immunity in respect of its obligations under this Agreement and each of the other Facility Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth herein shall have the full scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

Section 8.09. Severability. In case any provision in this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.10. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.11. Survival. All indemnities set forth herein, including, without limitation, in Sections 2.08(c), 8.04, and 8.06(d) shall survive the repayment of the Loan and the termination of the loan facility evidenced hereby. In addition, each representation and warranty made, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making the Loan, any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

Section 8.12. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER FACILITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 8.13. Confidentiality. The Lender agrees that it will not, without the prior written consent of such Borrower (which consent shall not be unreasonably withheld), disclose (other than to its Affiliates and to its and its Affiliates’ directors, employees, auditors, regulators and counsel, in each case, only to the extent necessary for such Persons’ administration and enforcement of this Agreement) any Confidential Information with respect to any Borrower furnished to it under this Agreement, except (i) as may be required to comply with any applicable law or regulation or pursuant to legal process or otherwise as required in connection with litigation (and the Lender agrees that it will, to the extent reasonably practicable and if permitted by applicable law and regulation, give such Borrower prior notice of such disclosure reasonably sufficient to permit such Borrower to contest such disclosure), (ii) to a proposed assignee or participant permitted under Section 8.06 or, in connection with any securitization (or similar) transaction, to any investor or rating agency (provided that any proposed assignee or participant investor, as the case may be, is subject to an agreement containing provisions substantially the same as those of this Section 8.13), (iii) in connection with the Lender’s enforcement of its rights hereunder after an Event of Default has occurred and is continuing and (iv) to bank examiners, auditors or accountants, any Governmental Authority or to any other regulatory agency or body with proper authority (including nongovernmental regulatory agencies or bodies). The obligations of the Lender hereunder with regard to any Confidential Information furnished to it shall terminate two years after receipt of such information.

Section 8.14. No Fiduciary Relationship. Each Borrower acknowledges that the Lender has no fiduciary relationship with, or fiduciary duty to, any Borrower arising out of or in connection with this Agreement or any other Facility Document, and the relationship between the Lender and each Borrower is solely that of creditor and debtor. This Agreement does not create a joint venture among the parties.

Section 8.15. Judgment Currency. In the event of a judgment, order or award being rendered by any court or tribunal for the payment of any amounts owing by any Borrower to the Lender under this Agreement or for the payment of damages by any Borrower to the Lender in respect of a judgment or order of another court or tribunal for the payment of such amount or damages, such judgment, order or award being expressed in a currency (the “Judgment Currency”) other than the currency due hereunder, namely, Dollars (the “Agreed Currency”), each Borrower agrees (a) that its obligations in respect of any such amounts owing shall be discharged only to the extent that on the Business Day following the Lender’s receipt of any sum adjudged in the Judgment Currency the Lender may purchase the Agreed Currency with the Judgment Currency and (b) jointly and severally, to indemnify and hold harmless the Lender against any deficiency in terms of the Agreed Currency in the amounts actually received by the Lender following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the Agreed Currency). The indemnity set forth in the preceding sentence shall (notwithstanding any judgment referred to in the preceding sentence) constitute an obligation of each Borrower separate and independent from its other obligations hereunder, shall apply irrespective of any indulgence granted by the Lender, and shall survive the termination of this Agreement.

Section 8.16. Lost or Mutilated Note. If the Note shall be mutilated, lost, stolen or destroyed, each Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of the Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested.

Section 8.17 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against the Lender. Any ambiguity shall be interpreted in a manner so as to expand, and not reduce, the Lenders rights hereunder.

Section 8.18 Entire Agreement. This Agreement and the other Facility Documents constitute the entire contract between the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, between the parties hereto relating to the subject matter hereof.

[END OF TEXT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Address:	EVERLAST WORLD’S BOXING HEADQUARTERS CORPORATION, as Borrower and Guarantor (for the purposes of Article VII only)
[ ]

Attest:	By:	/s/ Seth A. Horowitz
	Name:	Seth A. Horowitz
	Title:	President

Address:	EVERLAST SPORTS MFG. CORP., as Borrower and Guarantor (for the purposes of Article VII only)
[ ]

Attest:	By:	/s/ Seth A. Horowitz
	Name:	Seth A. Horowitz
	Title:	President

Address:	EVERLAST WORLDWIDE INC., as Borrower and Guarantor (for the purposes of Article VII only)
[ ]

Attest:	By:	/s/ Seth A. Horowitz
	Name:	Seth A. Horowitz
	Title:	CEO & Presidnet

Address:	WELLS FARGO CENTURY, INC., as Lender
[ ]

	By:	/s/ Thomas Pizzo
Attest:	Name:	Thomas Pizzo
	Title:	President

SCHEDULE A

Lender Addresses

Wells Fargo Century, Inc.

119 West 40th Street

New York, New York 10018

Attn:	Carl Banilower
Fax:	(212) 703-3520

SCHEDULE I

Subsidiaries

Parent: Everlast Worldwide, Inc.

Subsidiaries:	Active Apparel New Corp
Everlast World’s Boxing Headquarters Corporation
Everlast Sports Mfg. Corp.
Everlast Fitness Products, Inc.
American Fitness Products, Inc.
Everlast Sports International, Inc.

SCHEDULE II

Existing Liens

Reference to exhibit – from national Corporate Research for UCC’s dated January 20, 2006

SCHEDULE III

Existing Debt

1. $3,350,000 (currently outstanding as of December 31, 2005- $2,642,778) note payable with GMAC Business Credit, LLC. Borrowers are Everlast Worldwide Inc., Everlast Sports Mfg, and Everlast Fitness Mfg., Corp.

2. Commerce Bank N.A. $36,250 note payable with Everlast Fitness Mfg. Corp. as borrower. Currently outstanding $29,763. Secured by 1999 Tractor Trailer truck.

SCHEDULE IV

Preferred Shareholders

1. Series A Redeemable Participating Preferred Stock beneficially held by Ben Nadorf

Certificate Number	Number of Shares

A18	18,000

Promissory Notes held by Ben Nadorf

Promissory Note Date	Face Amount

December 15, 2003	$2,000,000
December 15, 2004	$2,000,000
December 15, 2005	$2,000,000

2. Series A Redeemable Participating Preferred Stock beneficially held by ARLENE SHECHET

Certificate Number	Number of Shares

A19	1,000

3. Series A Redeemable Participating Preferred Stock beneficially held by ARTHUR SHECHET

Certificate Number	Number of Shares

A20	1,000

SCHEDULE 4.01(j): Pending or threatened litigation, action or proceeding of the Borrowers or Subsidiary Guarantors.

PENDING LITIGATION

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NEW YORK

IN THE MATTER OF THE ARBITRATION OF	Index No. 107114/05

CERTAIN CONTROVERSIES BETWEEN

JOAN HANSEN & COMPANY, INC.,

Petitioner,             -and-

EVERLAST WORLD’S BOXING

HEADQUARTERS CORP.

Respondent.

__________________________________________

Upon completion of Arbitration before a panel of three arbitrators held at the American Arbitration Association and the rendering of its Award on April 14, 2005, the above captioned Supreme Court special proceeding was initiated by the petition of Joan Hansen & Company, Inc. [“Hansen”] to affirm the Arbitrators’ Award. In its Answer and Counterclaim, Everlast World’s Boxing Headquarters Corp. [“Everlast”] moved to vacate that part of the Award made in Hansen’s favor.

The 11 page Award held as follows:

A.	Hansen’s claims for “lost opportunity” damages in the approximate sum of $1.6 Million was denied; and
B.	Hansen’s claim for punitive damages was denied; and
C.	Hansen’s claim for attorney fees was denied; and
D.	Everlast’s termination of Hansen’s Representation Agreement was held to be void and was declared not to be terminated. Accordingly:
	i)	Everlast was directed to pay Hansen all monies withheld under the Agreement with interest at 9% per annum from the dates said sums were payable had Hansen not been terminated.

ii)

Everlast was directed to account for and continue to pay Hansen commissions payable under the Agreement with respect to licenses existing as of the date of the Termination Notice and any renewals or extensions of such licenses; and

E.	Everlast was directed to pay Hansen commissions on royalties paid by Elan-Polo to Everlast together with interest at 9% per annum.

On January 6, 2006, Judge Roslyn Richter rendered a written Decision and Order granting the Petition to confirm the Award and dismissing Everlast’s counterclaim to vacate that portion of the Award made in Hansen’s favor. As of this date no judgment has been entered upon the Decision and Order. When judgment is entered and an accounting is rendered, Everlast’s total liability will be approximately $690,000.

There is no other pending litigation.

Respectfully submitted,

Edward R. Epstein,
General Counsel

January 16, 2006

SCHEDULE 4.01(aa): Material Intellectual Property Owned by and with the Right of use by the Borrowers and their respective Subsidiaries

Refer to Exhibit – for Everlast World’s Boxing Headquarters Corporation Status Report by mark dated December 16, 2005.

SCHEDULE 4.01(cc): List of Properties

1.	1350 Broadway , Suite 2300, NY NY 10018
Everlast Worldwide, Inc. and Subsidiaries Corporate Office.
Operating lease thru November 2008.

2.	1900 Route DD, Moberly, Missouri 65270
Everlast Sports Mfg. Corp. and Everlast Fitness Products, Inc.
Facility owned (see permitted encumbrances)

SCHEDULE 4.01(ee): Collective bargaining Agreements

See exhibit –

                Everlast Fitness Manufacturing Corporation

And

International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers, IUE-CWA, A Division of the Communication Workers of America.

Local 86820

June 6, 2005 to June 5, 2009

SCHEDULE 4.01(gg): Ownership of Preferred Shares

Series A Redeemable Participating Preferred Stock beneficially held by Benjamin Nadorf Irrevocable Trust Dated December 21, 2004

Certificate Number	Number of Shares

A18	18,000

Series A Redeemable Participating Preferred Stock beneficially held by ARLENE SHECHET

Certificate Number	Number of Shares

A19	1,000

Series A Redeemable Participating Preferred Stock beneficially held by ARTHUR SHECHET

Certificate Number	Number of Shares

A20	1,000

SCHEDULE 4.01(hh): License of Material Intellectual Property as of January 1, 2006

Everlast Worldwide
License Revenues
2006
		INCEPTION	2006
		DATE	YEARLY
LICENSEE	TYPE		MINIMUM

A.MODA -ITALY	M	12/1/88	860,004
ACCADEMIA-ITALY	Q	10/1/01	10,000
ARENDT Y CIA, LTD(CHILE)	M	7/1/02	35,000
BCL TRADING	Q/M	5/4/01	24,000
BIG BRANDS		8/11/04	0
BRIAN HAYES	M	12/1/05	4,000
CIRCLE EUROPE	M	1/1/95	450,000
CONFECCIONES	Q	4/1/04	36,750
CONTINENTAL 7	M	7/15/03	150,000
CONTRAST APS	Q	11/4/05	0
DAFRAN	Q	11/1/04	36,428
DAPOL -FOOTWEAR	Q	4/1/03	82,000
DAPOL(PANAMA)	Q	9/1/01	68,585
DIFUSION DEPORTIVA(MEXICO)	M	5/1/96	128,000
DIFUSION DEPORTIVA-HATS	Q	3/1/03	6,458
DIFUSION DEPORTIVA-HOSIERY	Q	6/1/02	22,877
FCSI	Q	4/1/05	42,100
FENECH'S	Q	4/1/05	35,000
FU DA	Q	2/13/03	0
FU DA -WOMENS OUTERWEAR	Q	9/1/04	76,666
GLEASONS	Q	5/23/05	0
GLOBUS-BOXING	Q	4/1/05	184,000
GLOBUS-CASUAL WEAR	Q	4/1/05	36,750
GLOBUS-FOOTWEAR	Q	12/23/05	96,000
GLOBUS-UNDERWEAR	Q	4/1/05	90,000
GOLD MEDAL	M	1/1/00	210,461
GOLD MEDAL-BULK	M	1/1/00	43,846
GOODTIMES /GIAM	Q	3/18/05	50,000
GRAFITTI	Q	9/19/01	10,500
JACQUES MORET-WOMEN	Q	1/1/05	2,500,000
JACQUES MORET-MEN	Q	1/1/06	450,000
JOINT POWER	Q	1/16/2004	53,000
M & B FOOTWEAR	Q	12/13/2005	28,000
M & M FITNESS	Q	3/10/2005	245,000
M & M FITNESS- INFORMERCIAL		10/11/2005	0
M & M FITNESS- NEOPRENE	Q	10/11/2005	80,000
MEGA MART	Q	5/1/02	49,500
MISTERIO		10/1/05	40,000
MIZVOT	Q	3/1/03	22,500
MUSE MARKETING	Q	10/20/01	73,750

OCEANA MARKETING	Q	9/1/04	42,500
ONKOY SPORTS (BRAZIL)	M	1/1/99	78,000
OUTTERSTUFF	Q	10/1/04	150,000
PACIFIC DUNLOP (ACTIVEWEAR)	M	1/1/98	221,500
PACIFIC DUNLOP (FOOTWEAR)	M	1/1/98	221,500
PACIFIC DUNLOP (NEW ZEALAND)	M	1/1/98	25,000
PLAYCORP	M	4/27/01	112,500
PRODUCTS A CONCEPTS	Q	6/9/03	118,500
RHINOX	Q	2/25/05	30,950
SLACE PRICE-FOOTWEAR	Q	4/1/04	157,500
SLACE PRICE-WATCHES	Q	10/6/05	16,000
SPARTA-APPAREL	Q	7/30/04	85,000
SPARTA-EQUIPMENT	Q	2/4/04	85,000
SPARTA -FOOTWEAR	Q	2/1/05	49,286
SPERLING	Q	4/1/04	15,000
SPORTEX,S.A. (CHILDREN)	M	1/1/00	23,958
SPORTEX,S.A. (CHILI) ACTIVEWEAR	M	1/1/00	47,832
SPORTEX,S.A. (CHILI) S, H, B	Q	1/1/03	6,655
SPORTEX,S.A. (UNDERWEAR)	M	1/1/98	16,889
SPORTEX,S.A. FOOTWEAR	Q	4/1/03	58,800
SPORTS ACCESSORIES	Q	6/23/05	40,000
SPORTS & LEISURE	Q	2/1/01	254,100
SPORTS & LEISURE-UK	Q	2/11/05	60,000
SPRIS- EQUIPMENT	Q	1/25/05	26,250
SPRISS-FOOTWEAR	Q	4/1/04	100,000
SPRISS-APPAREL	Q	10/27/05	20,000
STELUX WATCH-EUROPE	Q	10/1/04	100,000
STELUX-MISC	Q	8/1/05	27,500
STEULUX	S/A	7/1/04	90,000
SWIM ITALY	Q	4/1/04	84,000
TITLE	Q	7/1/02	28,000
TOMEN	S/A	6/1/96	259,000
VINTAGE	Q	4/1/04	49,000
VISION PRO	Q	1/31/05	10,000
VITAMIN BRANDING	Q	7/31/03	200,000
WILSON LTD-APPAREL	Q	3/8/05	300,000
WILSON LTD-FOOTWEAR	Q	12/14/05	40,000
DEBONAIR	Q	3/1/02	21,250
DONLEIGH	Q	6/1/03	176,000
EXPLORER GEAR _CAD	Q	2/1/05	69,305
JACQUES MORET	Q	7/1/04	120,000
PEEPERS INT'L-CAD	Q	1/17/05	21,165
RUBY-NEW-CAD	Q	7/1/02	83,000

			10,072,116

License filed for Bankruptcy:

GT Brands Holding LLC

(Licensee subsidiary Good Times Entertainment LLC) – Ch 11 filing January 13, 2006

Everlast Worldwide claim filed for current and future monies due under life of contract - $150,000

EXHIBIT A

FORM OF NOTE

U.S.$25,000,000.	Dated: [	], 2006

FOR VALUE RECEIVED, each of the undersigned, Everlast World’s Boxing Headquarters Corporation, a corporation organized under the laws of New York, Everlast Sports Mfg. Corp., a corporation organized under the laws of New York and Everlast Worldwide Inc., a corporation organized under the laws of Delaware (each, a “Borrower” and collectively, the “Borrowers”), as co-obligors, jointly and severally, HEREBY PROMISES TO PAY to the order of Wells Fargo Century, Inc., a corporation organized and existing under the laws of Delaware (the “Lender”) the principal sum of TWENTY FIVE MILLION DOLLARS ($25,000,000) United States Dollars made in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts set forth below.

This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Term Loan Agreement, dated as of the date hereof (as the same may be amended, supplemented, waived or otherwise modified from time to time, the “Loan Agreement”), among the Lender and each of the Borrowers. The Loan Agreement, among other things, (i) provides for the making of a term loan (the “Loan”) by the Lender to the Borrowers, as co-obligors, jointly and severally, in the U.S. Dollar amount set forth therein, the indebtedness of the Borrowers resulting from such Loan being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. All obligations under the Promissory Note are secured by the Loan Agreement, the Facility Documents and the Collateral (as such terms are defined in the Loan Agreement) and entitled to the benefits thereof.

The Borrowers promise, as co-obligors, jointly and severally, to pay interest on the unpaid principal amount of the Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Loan Agreement. The outstanding principal under the Loan and this Promissory Note shall be due and payable in fifteen (15) consecutive, equal payments, each in the amount of $635,000, due and payable on each April 30, July 31, October 31 and January 31, commencing with the first such payments which shall be due and payable on April 30, 2006, and a sixteenth (16th) and final payment due and payable on December 31, 2009 in the amount of $15,475,000 or, if different, the remaining principal balance on the Loan plus all interest thereon.

Each Borrower hereby waives presentation, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

The obligations of the Borrowers under this Promissory Note are joint and several. Each of the Borrowers acknowledges and agrees that the holder of this Promissory Note shall have the

2

right, in its sole and absolute discretion, to proceed and exercise any and all of its rights hereunder, for all or any portion of the obligations under this Promissory Note, against any one or more of the Borrowers.

This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York, exclusive of its conflict of laws provisions.

Attest:	EVERLAST WORLD’S BOXING HEADQUARTERS CORPORATION

By:
Name:
Title:

Attest:	EVERLAST SPORTS MFG. CORP.

By:
Name:
Title:

Attest:	EVERLAST WORLDWIDE INC.

By:
Name:
Title:

2

EXHIBIT B

OPINION OF OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

3

EXHIBIT C

FORM OF AMENDED BANKRUPTCY REMOTE CERTIFICATE OF INCORPORATION

EXHIBIT D

ACCOUNT INFORMATION

Cash Collateral Accounts:

Securities Accounts:

EXHIBIT E

COMPLIANCE CERTIFICATE

APPENDIX A – Additional Closing Documents